Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216748

Prospectus Supplement

(To Prospectus Dated October 24, 2017)

Subscription Rights to Purchase Up to 35,714,285 Units

We are distributing to holders of our common stock and to holders of certain of our outstanding warrants who are entitled to participate in this offering, at no charge, non-transferable subscription rights to purchase up to an aggregate of $25.0 million of units, subject to increase as described in this prospectus supplement. Each unit, which we refer to as a Unit, consists of one share of common stock, 0.25 series A warrants and 0.75 series B warrants, which we refer to as the Common Stock, Series A Warrants, and Series B Warrants, respectively. We refer to the Series A Warrants and the Series B Warrants collectively as the Warrants. Each whole Series A Warrant and whole Series B Warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this prospectus supplement as the Rights Offering. In the Rights Offering, you will receive one subscription right for every share of common stock owned at 5:00 p.m., Eastern Time, on February 14, 2018, the record date of the Rights Offering, or the Record Date. The Common Stock, Series A Warrants and Series B Warrants comprising the Units will separate upon the closing of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The subscription rights will not be tradable.

Each subscription right will entitle you to purchase one Unit, which we refer to as the Basic Subscription Right, at a subscription price per Unit of $0.70, which we refer to as the Subscription Price. Each Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.90 per share from the date of issuance through its expiration 12 months from the date of issuance. Each Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 per share from the date of issuance through its expiration 30 months from the date of issuance. If you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each subscription right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on March 2, 2018, unless the Rights Offering is extended or earlier terminated by the Company. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering

We have engaged Maxim Group LLC to act as dealer-manager in the Rights Offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-21 of this prospectus supplement. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Subscription Agent and Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares or participating warrants, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering — The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the Rights Offering to expire on or about March 2, 2018, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five business days of such date.

Our common stock is listed on NYSE American under the symbol “ATNM.” On February 13, 2018, the last reported sale price of our common stock was $0.60 per share. There is no established public trading market for the Series A Warrants or the Series B Warrants. We do not intend to apply for listing of the Series A Warrants and Series B Warrants on any securities exchange or recognized trading system. The Subscription Rights are non-transferrable and will not be listed for trading on NYSE American or any other securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription price	$0.700	$25,000,000
Dealer-Manager fees and expenses (1)	$0.051	$1,835,000
Proceeds to us, before expenses	$0.649	$23,165,000

____________

(1)      In connection with this Rights Offering, we have agreed to pay to Maxim Group LLC as the dealer-manager a cash fee equal to 7% of the gross proceeds received by us directly from exercises of the Subscription Rights. We have also agreed to reimburse the dealer-manager for its expenses up to $85,000. See “Plan of Distribution.”

(2)      Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this prospectus supplement is February 15, 2018

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About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” on page S-70 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the dealer-manager have authorized any other person to provide you with any information that is different. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and/or the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to “we”, “us” and “our” refer to Actinium Pharmaceuticals, Inc.

Questions and Answers Relating to Rights Offering

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus supplement.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to complete our ongoing pivotal, Phase 3 SIERRA trial for our lead product candidate Iomab-B, generate topline results and support the filing of a BLA application with the U.S. Food and Drug Administration (FDA) all of which are anticipated to be approximately $12 to 15 million. We may elect to use any additional proceeds above $15 million to fund proof-of-concept of our planned Phase 2 Actimab-MDS trial from the CD33 Program, if appropriate, as we believe this can further support its partnering strategy for the CD33 program. We will also use the proceeds to support our AWE Technology Platform, research and development and general working capital needs.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock and to holders of certain of our outstanding warrants who are entitled to participate in this offering, non-transferable Subscription Rights to purchase Units at a price of $0.70 per Unit. The Subscription Rights will not be tradable. Each Unit consists of one share of Common Stock, 0.25 Series A Warrants, and 0.75 Series B Warrants. Each whole Warrant will be exercisable for one share of our Common Stock. Upon closing of the Rights Offering, the Common Stock and Warrants will immediately separate. You will receive one Subscription Right for every share of common stock or each share of common stock underlying the participating warrants that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on March 2, 2018, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share or whole share underlying the participating warrants you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our Common Stock, 0.25 Series A Warrants and 0.75 Series B Warrants, for a price of $0.70 per Unit. For example, if you owned 1,000 shares of common stock as of the Record Date, you will receive 1,000 Subscription Rights and will have the right to purchase 1,000 shares of our Common Stock, Series A Warrants to purchase 250 shares of common stock and Series B Warrants to purchase 750 shares of our common stock for an aggregate purchase price of $0.70 per Unit (or a total payment of $700). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder of our common stock or a holder of participating warrants, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares or participating warrants in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock or participating warrant that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege, which we refer to as your Over-Subscription Request.

Subject to stock ownership limitations, if sufficient Units are available, we will seek to honor your Over-Subscription Request in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.” To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction.

Broadridge Corporate Issuer Solutions, Inc., our Subscription Agent for the Rights Offering, will determine the allocation of Over-Subscription Requests based on the formula described above.

May the Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock and to holders of certain of our outstanding warrants who are entitled to participate in this offering one Subscription Right for every share of common stock or participating warrant owned on the Record Date, we are only seeking to raise $25.0 million dollars in gross proceeds in this Rights Offering, subject to increase as described under “The Rights Offering — Limitation on the Purchase of Units” and “The Rights Offering — Amendment to the Terms of the Rights Offering” below. As a result, based on 80,072,900 shares of common stock and 21,608,333 participating warrants outstanding as of February 14, 2018, we would grant Subscription Rights to acquire 101,681,233 Units, but will only accept subscriptions for 35,714,285 Units. Accordingly, sufficient Units may not be available to honor your subscription in full.

If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock or participating warrants each of those record holders owned on the Record Date, relative to the number of shares or participating warrants owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please also see the discussion under “The Rights Offering — The Subscription Rights — Over-Subscription Privilege” and “The Rights Offering — Limitation on the Purchase of Units” for a description potential proration as to the Over-Subscription Privilege and certain stock ownership limitations.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.99% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

In addition, to the extent that any participating warrant holder’s right to participate in this Rights Offering would result in the holder exceeding the beneficial ownership limitation set forth in the participating warrants, then the holder will not be entitled to participate in this Rights Offering

What are the terms of the Series A Warrants and Series B Warrants?

Each whole Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.90 per share from the closing date through its expiration 12 months from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $0.001 per Warrant if our common stock closes above $1.80 per share for ten consecutive trading days.

Each whole Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 per share from the closing date through its expiration 30 months from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $0.001 per Warrant if our common stock closes above $3.30 per share for ten consecutive trading days.

Are the Warrants listed?

The Series A Warrants and Series B Warrants are not listed on any exchange and we do not intend to list these Warrants. The Warrants will be issued in registered form under a warrant agent agreement with Action Stock Transfer Corporation as warrant agent.

Will fractional shares or warrants be issued upon exercise of Subscription Rights, upon the issuance of the Common Stock, Series A Warrants or Series B Warrants, or upon the exercise of Series A Warrants or Series B Warrants?

No. We will not issue fractional shares or warrants, as applicable, of Common Stock, Series A Warrants or Series B Warrants in the Rights Offering. Rights holders will only be entitled to purchase a number of Units representing a whole number of shares or warrants, as applicable, of Common Stock, Series A Warrants or Series B Warrants, rounded down to the nearest whole number of shares or warrants a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock shall be issued upon the exercise of the Series A Warrants or Series B Warrants.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 115,787,185 shares of common stock issued and outstanding, Series A Warrants to purchase an additional 8,928,571 shares of our common stock issued and outstanding, and Series B Warrants to purchase an additional 26,785,713 shares of our common stock issued and outstanding, based on 80,072,900 shares of our common stock outstanding as of February 14, 2018. The exact number of shares of Common Stock, Series A Warrants, and Series B Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

How was the Subscription Price determined?

In determining the Subscription Price, the board of directors considered, among other things, the following factors:

•         our need to raise capital in the near term to continue our operations;

•         the current and historical trading prices of our common stock;

•         the price at which stockholders might be willing to participate in the Rights Offering;

•         the value of the Common Stock being issued as a component of the Unit;

•         the value of the Series A Warrants and Series B Warrants being issued as a component of the Unit;

•         our need for additional capital and liquidity;

•         the cost of capital from other sources; and

•         comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders and holders of the participating warrants to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Common Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on March 2, 2018, at 5:00 p.m., Eastern Time, unless we extend or earlier terminate the Rights Offering. If you hold your shares in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the stockholders and holders of the participating warrants to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the holder who receives the certificate. We do not intend to apply for the listing of the Subscription Rights on any securities exchange or recognized trading market.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, all of our directors and executive officers have indicated an interest in participating in the offering.

Has the board of directors made a recommendation to stockholders or holders of participating warrants regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. Our common stock is listed on NYSE American. We cannot predict the price at which our shares of common stock will trade after the Rights Offering. On February 13, 2018, the last reported sale price of our common stock on NYSE American was $0.60 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder or holder of the participating warrants of record (meaning you hold your shares of our common stock or participating warrant holder in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on March 2, 2018. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares or warrants are held in “street name”?

If you hold your shares of our common stock or participating warrants in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares or warrants you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares or participating warrants. We will ask the record holder of your shares or participating warrants, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquired pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

•         personal check drawn on a U.S. bank;

•         certified check drawn on a U.S. bank;

•         U.S. Postal money order; or

•         wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of Common Stock, Series A Warrants and Series B Warrants?

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of

Common Stock, Series A Warrants and Series B Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares and warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares or participating warrants in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering Action Stock Transfer Corporation is acting as the warrant agent in this offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our company receive from the Rights Offering?

Assuming that the Rights Offering is fully subscribed, we estimate that the net proceeds from the Rights Offering will be approximately $23.2 million, based on the Subscription Price of $0.70 per Unit, after deducting fees and expenses payable to the dealer-manager and excluding any proceeds received upon exercise of any warrants. If all Series A Warrants and Series B Warrants included in the Units are exercised for cash at the exercise price of $0.90 per share and $1.10 per share, respectively, we will receive an additional $37.5 million. We intend to use proceeds to complete our ongoing pivotal, Phase 3 SIERRA trial for our lead product candidate Iomab-B, generate topline results and support the filing of a BLA application with the U.S. Food and Drug Administration (FDA) all of which are anticipated to be approximately $12 to 15 million. We may elect to use any additional proceeds above $15 million to fund proof-of-concept of our planned Phase 2 Actimab-MDS trial from the CD33 Program, if appropriate, as we believe this can further support its partnering strategy for the CD33 program. We will also use the proceeds to support our AWE Technology Platform, research and development and general working capital needs. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our Common Stock, Series A Warrants to purchase common stock and Series B Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. There is currently no market for our Warrants.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares or participating warrants in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares or warrants.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders and participating warrant holders having addresses outside the United States. To exercise Subscription Rights, foreign holders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering — Foreign Holders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of common stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

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Prospectus Supplement Summary

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, in the documents we incorporate by reference and in any free writing prospectus that we have authorized for use in connection with this offering. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Business Overview

Actinium Pharmaceuticals Inc. is a clinical-stage biopharmaceutical company focused on developing and commercializing targeted therapies for potentially superior myeloablation and conditioning of the bone marrow prior to a bone marrow transplant (“BMT”) and for the targeting and killing of cancer cells. Our targeted therapies have demonstrated the potential to result in significantly improved access to bone marrow transplant with better outcomes, namely increased marrow engraftment and survival. Our targeted therapies are ARC’s or Antibody Radio-Conjugates that combine the targeting ability of monoclonal antibodies with the cell killing ability of radioisotopes. Three of our four ARC drug candidates are based on our AWE or Actinium Warhead Enabling Technology Platform that utilizes the isotope Actinium-225 (“Ac-225”) which emits alpha particles. We are currently conducting clinical trials for our four product candidates; Iomab-B, Actimab-A Actimab-M and Actimab-MDS, as well as performing research on other potential drug candidates utilizing our proprietary AWE Technology Platform. Our most advanced product candidate, Iomab-B, an ARC developed by the Fred Hutchinson Cancer Research Center, is comprised of an anti-CD45 monoclonal antibody labeled with iodine-131. We are currently conducting a pivotal Phase 3 trial of Iomab-B for myeloablation and conditioning of the bone marrow prior to a bone marrow transplant for patients with relapsed or refractory acute myeloid leukemia (“AML”) age 55 and older. A bone marrow transplant is a potentially curative treatment for patients with AML and other blood cancers including leukemias, lymphomas and multiple myeloma as well as certain blood disorders. Iomab-B has been tested in several of these other cancers with over five hundred patients treated in several Phase 1 and 2 trials with promising results. Upon successful completion of our Phase 3 clinical trial for Iomab-B we intend to submit this candidate for marketing approval in the U.S. and European Union where it has been designated as an Orphan Drug. We are also developing a potentially best in class CD33 program using an ARC comprised of the anti-CD33 monoclonal antibody lintuzumab labeled with the alpha-particle emitter Ac-225. Our most CD33 program candidate, Actimab-A, is currently in a Phase 2 clinical trial for patients advanced over the age of 60 who are newly diagnosed with AML and ineligible for standard induction chemotherapy. Actimab-A also has Orphan Drug designation in the US and EU. Actimab-M, our second CD33 targeting ARC, is being studied in a Phase 1 trial for patients with refractory multiple myeloma. Actinium is also planning a Phase 2 trial for Actimab-MDS, our third CD33 program candidate, as a conditioning regimen prior to a bone marrow transplant for patients with MDS that have a p53 genetic mutation. Our AWE or Actinium Warhead Enabling Technology Platform, originally developed in conjunction with Memorial Sloan Kettering Cancer Center, is focused on leveraging Actinium’s know how and intellectual property to create additional ARC drug candidates by labeling Ac-225 to targeting moieties that we will either progress in clinical trials ourselves or out-license.

We are currently enrolling the SIERRA (Study of Iomab-B in Elderly Relapsed Refractory AML) pivotal Phase 3 clinical trial for Iomab-B and assuming that the trial meets its end points, it will form the basis for a Biologics Licensing Application (“BLA”) with the FDA. In our IND filing, we established an agreement with the FDA that the path to a Biologics License Application submission would include a single, pivotal Phase 3 clinical study if it is successful. The population in this two-arm, randomized, controlled, multicenter trial is refractory and relapsed AML patients over the age of 55. The trial size was set at 150 patients with 75 patients per arm. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least 6 months and a secondary endpoint that will be overall survival at one year. There are currently no effective treatments approved by the FDA for AML in this patient population and there is no defined standard of care. Iomab-B has completed several physicians sponsored clinical trials examining its potential as a conditioning regimen prior to HSCT in various blood cancers, including the Phase 1/2 study in relapsed and/or refractory AML patients which informs the SIERRA trial. The results of these studies in almost 300 patients have demonstrated the potential for Iomab-B to create a new treatment paradigm for bone marrow transplants by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for HSCT; reducing post-transplant complications; and showing a clear survival benefit including curative potential. In December 2017, we announced that the independent Data Monitoring Committee for the trial reviewed initial safety data from the first twenty patients enrolled in the SIERRA trial and recommended that the trial continue as planned.

We are also conducting a Phase 2 clinical trial for Actimab-A. This Phase 2 clinical trial is a multicenter, open-label study that will enroll 53 patients. In the first leg of the Phase 2 patients received 2.0 µCi/kg/fractionated dose of Actimab-A via two injections given at day 1 and day 7. The Phase 2 trial is designed to evaluate complete response rates at up to day 42 after Actimab-A administration, where complete response is defined as complete remission (“CR”) or complete remission with incomplete platelet recovery (CRp). The Phase 2 trial includes peripheral blast burden as an inclusion criteria and in patients with high peripheral blast (“PB”) burden, the use of Hydroxyurea is mandated with the goal of bringing PB burden below a key threshold number that we have identified from two previously complete Phase 1 clinical trials totaling 38 patients. In addition, the use of granulocyte colony-stimulating factors (“GCSF”) is mandated. Low dose cytarabine has been eliminated from the protocol and the Phase 2 clinical trial is evaluating Actimab-A as a monotherapy. The secondary endpoint of the Phase 2 trial is overall survival. In December 2017, we announced preliminary data from the first thirteen patients treated in the trial. We presented this data at the American Society of Hematology (“ASH”) Annual Meeting where we reported a 69% percent overall response rate (9 of 13 patients) at a dose level of 2.0 µCi/kg/fractionated dose. Minimal extramedullary toxicities were observed, specifically no evidence of veno-occlusive disease (“VOD”), however, in reaction to prolonged myelosuppression, we modified the dose and are now enrolling patients at 1.5 µCi/kg/fractionated dose.

We are also conducting a Phase 1 investigator initiated, proof-of-concept clinical trial to study Actimab-M in multiple myeloma (“MM”). Multiple myeloma is a cancer of plasma cells that is currently incurable. The Phase 1 trial is expected to enroll up to 12 patients with relapsed or refractory multiple myeloma who have positive CD33 expression. This Phase 1 study is designed as a dose escalation study intended to assess safety, establish maximum tolerable dose (“MTD”) and assess efficacy. Patients will be administered Actimab-M on day 1 at an initial dose of 0.5 µCi/kg and then assessed at day 42 for safety and efficacy. The dose can be increased to 1.0 µCi/kg or reduced to 0.25 µCi/kg based on safety assessment that will evaluate dose limiting toxicities (“DLTs”). Patients may receive up to 8 cycles of therapy but in no event will cumulative administration exceed 4.0 µCi/kg of Actimab-M.

In December 2017, we announced Actimab-MDS, a new clinical program that we intend to study in a planned Phase 2 clinical trial. The planned Phase 2 trial for Actimab-MDS will enroll patients with high-risk myelodysplastic syndrome (“MDS”) that have a p53 genetic mutation. Actimab-MDS will be administered at a planned dose of 4.0 µCi/kg via a single administration to myelosuppress the patient to enable a bone marrow transplant or serve as a bridge-to-transplant. A bone marrow transplant is the only curative treatment option for high-risk MDS patients and the trial and 1-year overall survival (“OS”) will be the primary endpoint. We expect to meet with the FDA in the first half of 2018 and intend to initiate the planned Phase 2 trial in the second half of 2018 assuming we have agreement with the FDA on key parameters of the trial, endpoints and study design. We will update the planning assumptions based on this meeting. The trial is expected to be conducted in collaboration with the MDS Clinical Research Consortium, which consists of the Cleveland Clinic Cancer Institute, Dana-Farber Cancer Institute, MD Anderson Cancer Center, Moffitt Cancer Center, Weill Medical College of Cornell University and John Hopkins.

In December 2017, we launched our Actinium Warhead Enabling (“AWE”) Technology Platform focused on leveraging Actinium’s know how and intellectual property to create additional ARC drug candidates by labeling Ac-225 to targeting moieties that we will either progress in clinical trials ourselves or out-license. We presented preliminary data from our AWE program at ASH in December 2017 that showed increased cell killing ability of Ac-225 labelled daratumumab compared to naked daratumumab. Daratumumab is CD38 targeting antibody therapy for patients with multiple myeloma that is a blockbuster therapy marketed by Johnson & Johnson under the trade name Darzalex®. In DAUDI, 28BM and 28PE and U226 cell lines, we showed that with Ac-225 labeled daratumumab has as much as a ten-fold increase in cell killing power and approached one hundred percent cell killing power in certain cell lines and at certain time points. In addition, we presented data showing high rates of Ac-225 labeling to daratumumab and high rates of stability. We are continuing to study Ac-225 labeled daratumumab and will update on the survival benefit Ac-225 labelled daratumumab has shown versus naked antibody in in vivo models at the American Academy of Clinical Research (AACR) 2018 Annual Meeting.

Plan of Operation

We are developing drugs to enable myeloablation prior to a bone marrow transplant and for the treatment of cancer with the intent to cure or significantly improve survival of the affected patients. None of our drugs have been approved for sale in the United States or elsewhere. We have no commercial operations in sales or marketing of our products. All our product candidates are under development. In order to market and sell our products we must conduct clinical trials on patients and obtain regulatory approvals from appropriate regulatory agencies like the FDA in the United States and similar agencies elsewhere in the world.

Our products under development are monoclonal antibodies labeled with radioisotopes also known as Antibody Radiation-Conjugates or ARC’s. We have one program with an antibody labeled with a beta emitter and several programs based on a proprietary patent protected platform technology called AWE. Our AWE technology platform is based on attaching actinium 225 (Ac-225), an alpha emitting radioisotope to monoclonal antibodies and other targeting agents. Alpha emitting radioisotopes are unstable chemical elements that decay by releasing alpha particles. Alpha particles can kill any cell in the immediate proximity of where they are released. Monoclonal antibodies are genetically engineered proteins that specifically target certain cells, including cancer cells. It is crucial for the success of our drug candidates to contain monoclonal antibodies that can successfully seek cancer cells and can kill them with the attached isotope while not harming nearby normal cells. We do not have technology and operational capabilities to develop and manufacture such monoclonal antibodies and we therefore rely on collaboration with third parties to gain access to such monoclonal antibodies. We had secured rights to two monoclonal antibodies, HuM195 (Lintuzumab), in 2003 through a collaborative licensing agreement with AbbVie Biotherapeutics Corp and the BC8 antibody which underpins the Iomab-B product candidate in 2012 with the Fred Hutchinson Cancer Research Center (“FHCRC”). We expect to negotiate collaborative agreements with other potential partners that would provide us with access to additional monoclonal antibodies and targeting agents. Establishing and maintaining such collaborative agreements is a key to our success as a company.

Under our own sponsorship as well as activity at FHCRC, we have six product candidates in active clinical trials: Iomab-B (BC8-I-131), Actimab-A, Actimab-MDS and Actimab-M (HuM195-Ac-225), BC8-Y-90 and BC8-SA. At this time, we are actively pursuing development of Iomab-B, Actimab-A, Actimab-MDS and Actimab-M, while BC8-Y-90 and BC8-SA are in physician sponsored clinical phase 1 trials at the FHCRC. Iomab-B is a combination of the in-licensed monoclonal antibody BC8 and the beta emitting radioisotope iodine 131. This construct has been extensively tested in Phase 1 and Phase 2 clinical trials in approximately 300 patients with different blood cancer indications who were in need of HSCT. Iomab-B is used to condition the bone marrow of these patients by destroying blood cancer cells in their bone marrow and elsewhere thus allowing for a subsequent transplant containing healthy donor bone marrow stem cells. We have decided to develop this drug candidate by initially focusing on the patients over 55 with active acute myeloid leukemia in relapse and/or refractory to existing treatments. On December 17, 2015, the FDA cleared our IND filing for Iomab-B, and that we are proceeding with the pivotal, Phase 3 clinical trial. We anticipate that the Phase 3, controlled, randomized, pivotal trial will continue enrolling patients with topline results in 2019. We estimate the direct costs of such a trial to completion anticipated in 2019 and filing of a Biologics License Application (BLA) will be approximately $12 to $15 million. Actimab-A is a combination of the monoclonal antibody we have in-licensed, Lintuzumab (HuM195), and the alpha emitting isotope actinium 225. We believe Actimab-A has shown promising results throughout preclinical development and ongoing clinical trials for patients with AML. We are currently enrolling patients in a Phase 2 clinical trial that are newly diagnosed with AML over the age of 60 who are unfit to receive intensive chemotherapy. In order to conduct our ongoing Phase 2 trial, we are engaged or may engage in in manufacturing, monitoring and quality assurance and control of the Lintuzumab antibody; procurement of the actinium 225 isotope; funding, monitoring and quality assurance and control of the drug candidate Actimab-A and manufacturing and organizing and monitoring clinical trials. We estimate that the direct costs to completion of both parts of the ongoing Phase 1/2 trial will be approximately $7 million much of which has already been expensed.

We have primarily management position employees and consultants who direct, organize and monitor the activities described above through contractors. Our Iomab-B, Actimab-A, Actimab-MDS and Actimab-M drug candidates and their components are contract manufactured and maintained under our supervision by specialized contract manufacturers and suppliers in the United States.

We have never generated revenue. Currently, we do not have a recurring source of revenues to cover our operating costs. For the three months ended September 30, 2017 and 2016, we incurred a net loss of approximately $6.3 million and $6.6 million, respectively, and for the years ended December 31, 2016 and 2015, we incurred a net loss of approximately $24.3 million and $21.0 million, respectively. We believe that we have sufficient cash on hand to fund our operations through the next 12 months.

Opportunities, Challenges and Risks

The market for drugs for cancer treatment is a large market in need of novel products, in which successful products can command multibillion dollars in annual sales. A number of large pharmaceutical and biotechnology companies regularly acquire products in development, with preference given to products in Phase 2 or later clinical trials. These transactions are typically structured to include an upfront payment that ranges from several million dollars to tens of million dollars or more and additional milestone payments tied to regulatory submissions and approvals and sales milestones. Our goal is to develop our product candidates through Phase 2 clinical trials and enter into partnership agreements with one or more large pharmaceutical and/or biotechnology companies.

We believe our future success will be heavily dependent upon our ability to successfully conduct clinical trials and the preclinical development of our drug candidates. This will in turn depend on our ability to continue our collaboration with MSKCC and our Clinical Advisory Board members. In addition, we plan to continue and expand other research and clinical trial collaborations. Moreover, we will have to maintain sufficient supply of actinium-225 and successfully maintain, and if and when needed, replenish or obtain our reserves of monoclonal antibodies. We will have to maintain and improve manufacturing procedures we have developed for production of our drug candidates from the components that include the iodine-131 and actinium-225 isotopes, monoclonal antibodies and other materials. It is possible that despite our best efforts our clinical trials results may not meet regulatory requirements for approval. If our efforts are successful, we will be able to partner our development stage products on commercially favorable terms only if they enjoy appropriate patent coverage and/or considerable know-how and other protection that ensures market exclusivity. For that reason, we intend to continue our efforts to maintain our existing and generate new intellectual property. Intellectual property is a key factor in the success of our business as well as market exclusivity.

To achieve our goal, we intend to continue to invest in research and development until one or more of our products are sufficiently developed to partner them with a large pharmaceutical and/or biotechnology company. Research and development costs are high, and we expect them to continue to increase, which will result in further losses to us as we continue our product development.

Business Strategy

We intend to potentially develop our most advanced clinical stage product candidates through approval in the case of Iomab-B and Actimab-MDS, and up to and including a Phase 2 proof of concept human clinical trial (a trial designed to provide data on the drug’s efficacy) in the case of Actimab-A and Actimab-M. If these efforts are successful, we may elect to commercialize Iomab-B and Actimab-MDS on our own or with a partner in the United States and/or outside of the United States to out-license the rights to develop and commercialize the product to a strategic partner. In the case of Actimab-A and Actimab-M, we will most likely seek to enter into strategic partnerships whereby the strategic partner(s) co-fund(s) further human clinical trials of the drug that are needed to obtain regulatory approvals for commercial sale within and outside of the United States. In parallel, we intend to identify and begin initial human trials with additional actinium-225 product candidates via our AWE program in other cancer indications in collaboration or partnership with biopharmaceutical companies. We intend to retain marketing rights for our products in the United States whenever possible and out-license marketing rights to our partners for the rest of the world. We may also seek to in license other applicable opportunities should such technology become available.

Market Opportunity

We compete in the marketplace for cancer treatments estimated to reach over $83 billion in 2016 sales, according to “The Global Use of Medicines: Outlook Through 2016 Report by the IMS Institute for Healthcare Informatics, July 2012.” While surgery, radiation and chemotherapy remain staple treatments for cancer, their use is limited by the fact that they often cause substantial damage to normal cells. On the other hand, targeted monoclonal antibody therapies exert most or all of their effect directly on cancer cells, but often lack sufficient killing power to eradicate all cancer cells with just the antibody. A new approach for treating cancer is to combine the precision of antibody-based targeting agents with the killing power of radiation or chemotherapy by attaching powerful killing agents to precise molecular carriers called monoclonal antibodies (mAb). We use mAbs labeled with radioisotopes to deliver potent doses of radiation directly to cancer cells while sparing healthy tissues. The radioisotopes we use are the alpha emitter Ac-225 and the beta emitter I-131. We believe I-131 is among the best known and well characterized radioisotopes. It is used very successfully in treatment of papillary and follicular thyroid cancer as well as other thyroid conditions. It is also attached to a monoclonal antibody in treatment of Non-Hodgkin’s Lymphoma (“NHL”). It is also used experimentally with different carriers in other cancers. Ac-225 has many unique properties and we believe we are a leader in developing this alpha emitter for clinical applications using our proprietary APIT technology.

Our most advanced products are Iomab-B, I-131 labeled mAb for preparation of relapsed and refractory AML patients for HSCT; Actimab-A, Ac-225 labeled mAb for treatment of newly diagnosed AML, a cancer of the blood, in patients ineligible for currently approved therapies; and Actimab, Ac-225 labeled mAb for the treatment of relapsed or refractory multiple myeloma. Iomab-B offers a potentially curative treatment for these patients, most of whom do not survive beyond a year after being diagnosed with this condition. Iomab-B has also demonstrated efficacy in HSCT preparation for other blood cancer indications, including myelodysplastic syndrome (“MDS”), acute lymphoblastic leukemia (“ALL”), Hodgkin’s Lymphoma, and Non-Hodgkin’s Lymphoma (“NHL”). These are all follow-on indications for which Iomab-B can be developed and it is our intention to explore these opportunities at a future date. We believe the aggregate worldwide market potential for the treatment of AML, MDS, ALL, Hodgkin’s Lymphoma, multiple myeloma and NHL is approximately $6.6 billion. We estimate the market potential for these indications based on company research, published rates of disease incidence and company calculations based on costs of currently used therapies.

We are currently conducting the pivotal Phase 3 clinical trial for Iomab-B and assuming that the trial meets its end points, it will form the basis for a Biologics Licensing Application (“BLA”) with the FDA. In our IND filing, we established an agreement with the FDA that the path to a Biologics License Application submission would include a single, pivotal Phase 3 clinical study if it is successful. The population in this two arm, randomized, controlled, multicenter trial will be refractory and relapsed AML patients over the age of 55. The trial size was set at 150 patients with 75 patients per arm. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least 6 months and a secondary endpoint that will be overall survival at one year. There are currently no effective treatments approved by the FDA for AML in this patient population and there is no defined standard of care. Iomab-B has completed several physicians sponsored clinical trials examining its potential as a conditioning regimen prior to HSCT in various blood cancers, including the Phase 1/2 study in relapsed and/or refractory AML patients. The results of these studies in almost 300 patients have demonstrated the potential for Iomab-B to create a new treatment paradigm for bone marrow transplants by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for HSCT; reducing post-transplant complications; and showing a clear survival benefit including curative potential. In December 2017, we announced that the independent Data Monitoring Committee for the trial reviewed initial safety data from the first twenty patients enrolled in the SIERRA trial and recommended that the trial continue as planned.

Other potential product opportunities in which significant preclinical work is being undertaken include metastatic colorectal cancer, metastatic prostate cancer and antiangiogenesis which reduces the blood supply to solid tumors. We believe the worldwide market potential for the treatment of metastatic colorectal cancer is approximately $4.8 billion, and we believe the worldwide market potential for the treatment of metastatic prostate cancer is approximately $6.0 billion. We also believe the worldwide market potential for the treatment of Glioblastoma Multiforme, a potential indication based on an antiangiogenesis approach, is approximately $1.1 billion. We estimate the market potential for these indications based on company research, published rates of disease incidence and company calculations based on costs of currently used therapies.

We believe that our biggest market opportunity lies in the applicability of our AWE technology platform to a wide variety of cancers. A broad range of solid and blood borne cancers can be potentially targeted by mAbs to enable treatment with the AWE technology. The AWE technology could potentially be applied to mAbs that are already approved by the FDA to create more efficacious and/or safer drugs (“biobetters”).

In March 2016, the FDA granted orphan drug designation for Iomab-B and in October 2016, the European Medicines Agency (EMA) granted orphan designation in the European Union (EU) for Iomab-B. In November 2014, the FDA granted orphan-drug designation for Actimab-A and in December 2016, we submitted an application to the EMA for orphan designation in the EU for Actimab-A, which was granted in May 2017. The FDA, through its Office of Orphan Products Development, grants orphan status to drugs and biologic products that are intended for the safe and effective treatment, diagnosis, or prevention of rare diseases or disorders that affect fewer than 200,000 people in the United States. Orphan drug designation provides a drug developer with certain benefits and incentives, including a period of marketing exclusivity if regulatory approval is ultimately received for the designated indication; potential tax credits on United States clinical trials; eligibility for orphan drug grants; and waiver of certain administrative fees. The EMA, through its Committee for Orphan Medicinal Products (COMP), examines applications for orphan designation. To qualify for orphan designation, the prevalence of the condition must be less than 5 in 10,000, it must be life threatening or chronically debilitating and there must be no satisfactory method of treating the condition. Sponsors who obtain orphan designation receive numerous incentives including protocol assistance, a reduction or waving of fees and 10 years of market exclusivity should the therapy be approved. The process of filing and receiving the orphan medicines designation can take between eight to fourteen months in most cases.

Clinical Trials

Iomab-B

Iomab-B is our lead product candidate currently in a pivotal Phase 3 multicenter clinical trial. It consists of the monoclonal antibody BC8 and beta emitting radioisotope iodine 131 (I-131). The indication for that trial is bone marrow conditioning for HSCT in patients with relapsed and refractory AML over the age of 55.

Previous Iomab-B clinical trials leading to the planned Phase 3 trial currently in preparation included:

Indications	N	Key Findings
AML, MDS, ALL (adult)	34	–7/34 patients with median disease free state (DFS) of 17 years.
		–18/34 patients in remission at day 80

AML >1st remission (adult)	23	–15/23 in remission at day 28

AML 1st remission (age 16-50)	43	–23/43 DFS from 5-16 years
		–30/43 in remission at day 28
		–33/43 in remission at day 80

High-risk MDS, advanced AML (age 50+)	68 in dose escalation study	–CR (complete remission) in all patients
	31 treated at MTD	–1 yr. survival ~40% for all patients
		–1 yr. survival ~45% for pts treated at MTD maximum tolerated dose)

High-risk MDS, AML (age 18–50)	14 in dose escalation	All patients achieved full donor chimerism by day 28 post-transplant

High-risk MDS, AML –haploidentical donors (adult)	8 in dose escalation	–6/8 treated patients achieved CR by day 28 –8/8 patients 100% donor chimerism by day 28

Ongoing Iomab-B clinical trials include:

Indications	Phase
Relapsed and refractory Hodgkin Lymphoma and NHL (adult)	Phase 1
Advanced AML, ALL and MDS (adult)	Phase 2
AML 1st remission (age 16-50)	Phase 2
High-risk MDS, advanced AML (age 16-50)	Phase 2

There are additional ongoing clinical trials with BC8 antibody labeled with yttrium 90 (Y-90).

Phase 3 Iomab-B clinical trial:

We have obtained FDA’s comment and guidance on the Iomab-B Phase 3 clinical trial design, and the FDA has identified the following design features as generally acceptable, dependent on the results of the trial:

•         Single pivotal study, pending trial results;

•         Patient population: refractory AML patients age of 55 and older, where refractory is defined as either primary failure to achieve a complete remission after 2 cycles of induction therapy; relapsed after 6 months in complete remission; second or higher relapse; or relapsed disease not responding to intensive salvage therapy;

•         Trial arms: study arm and control arm with physician’s choice of conventional care with curative intent; and

•         Trial size: 150 patients total (75 patients per arm).

Actimab-A

Actimab-A is currently in the Phase 2 portion of a multicenter Phase 1/2 clinical trial in AML. It consists of the monoclonal antibody Lintuzumab and alpha emitting radioisotope actinium 225 (Ac-225). The indication in the ongoing trial is newly diagnosed AML patients over the age of 60 who are unfit for intensive chemotherapy.

Previous clinical trials leading to this trial included:

•         Phase 1 clinical trial with Bismab-A, the first generation product consisting of the same monoclonal antibody Lintuzumab and Bi-213 alpha emitter, a daughter of Ac-225;

•         Phase 1/2 clinical trial with Bismab-A, the first generation product consisting of the same monoclonal antibody Lintuzumab and Bi-213 alpha emitter, a daughter of Ac-225; and

•         Dose escalating pilot Phase 1 clinical trial with Actimab™-A, the current product consisting of the Lintuzumab monoclonal antibody and Ac-225 alpha emitter.

Completed Actimab-A related clinical trials outcomes:

•         The Phase 2 arm of the Bismab-A drug study has shown signs of the drug’s efficacy and safety, including reduction in peripheral blast counts and complete responses in some patients. Bi-213 is a daughter, i.e., product of the degradation of Ac-225, with cancer cell killing properties similar to Ac-225 but is less potent. The Phase 1 Actimab™-A trial at MSKCC with a single-dose administration of Actimab™-A showed elimination of leukemia cells from blood in 67% of all evaluable patients who received a full dose and in 83% of those treated at dose levels above 0.5 microcuries per kilogram (µCi/kg), and eradication of leukemia cells in both blood and bone marrow in 20% of all evaluable patients and 25% of those treated at dose levels above 0.5 µCi/kg. Maximum tolerated single dose in this trial was established at 3 µCi/kg.

High potency means that a relatively low amount of drug is needed to produce a given effect. In preclinical and Phase 1 clinical studies, Actimab-A (225Ac-lintuzumab) has demonstrated at least 500-1000 times higher potency than the first-generation predecessor (213Bi-lintuzumab) upon which it is based. This difference is due to intrinsic physicochemical properties of Actimab-A that were first established in vitro, in which Actimab-A killed multiple cell lines at doses at least 1000 times lower (based on LD50 values) than Bismab-A analogs. Key factors in Actimab-A’s higher potency are the yield of 4 alpha-emitting isotopes per 225Ac (compared to 1 alpha decay for bismuth 213) and much longer half-life (10 day for 225Ac vs 46 minutes for 213Bi).

In preclinical animal models, doses in the nanocurie range prolonged survival. In humans, Actimab-A was previously studied in a Phase I monotherapy trial of relapsed or refractory AML patients at MSKCC. Dose levels in that study re-confirmed the substantially higher potency of Actimab-A, as compared to equivalent dosing of the first-generation Bismab-A (213Bi-lintuzumab) construct, which had nevertheless established safety and efficacy in a Phase 1/2 trial in high-risk AML with cytoreduction.

Sources: Jurcic JG. Targeted Alpha-Particle Immunotherapy with Bismuth-213 and Actinium-225 for Acute Myeloid Leukemia. J. Postgrad Med Edu Res 2013, 47(1):14-17; ; JG Jurcic et al, Phase 1 Trial of the Targeted Alpha- Particle Nano-Generator Actinium-225 (225Ac)-Lintuzumab in Acute Myeloid Leukemia (AML) J Clin Oncol 29:2011 (suppl, abstr 6516); McDevitt MR et al, “Tumor Therapy with Targeted Atomic Nanogenerators” Science 2001, 294:1537 — 1540; Rosenblat TL et al, “Sequential cytarabine and alpha-particle immunotherapy with bismuth- 213-lintuzumab (HuM195) for acute myeloid leukemia” Clin Cancer Res. 2010, 16(21):5303-5311; Jurcic JG et al. “Phase I Trial of the Targeted Alpha-Particle Nano-Generator Actinium-225 (225Ac)-Lintuzumab in Acute Myeloid Leukemia (AML)” Blood (ASH Meeting Abstracts) 2012.

Ongoing Actimab-A trial:

We have completed the Phase 1 portion of our first company sponsored Phase 1/2 multi-center trial with fractionated (two) doses of Actimab™-A, for the treatment of patients newly diagnosed with AML over the age of 60 who are unfit for intensive chemotherapy. Actimab-A consists of an AML specific monoclonal antibody (HuM195, also known as Lintuzumab™) and the actinium-225 radioactive isotope attached to it. Results from the Phase 1 portion of the trial showed that 28% (5 of 18) of patients had objective responses (2CR, 1CRp and 2 CRi (complete remission with incomplete blood count recovery)) with median response duration of 9.1 months. Mean bone marrow blast reduction amongst evaluable patients (14 of 18) was 67% with 57% of patients having bone marrow blast reduction of 50% or greater and 79% (11 of 14) of patients having bone marrow blast reductions after Cycle 1 of therapy. Maximum tolerated dose (MTD) was not reached in this trial. We elected to progress to the Phase 2 portion of the trial at 2.0 μCi/kg/fraction, the highest dose level from the Phase 1 portion of the clinical trial.

The Phase 2 portion of the trial will enroll 53 patients and will study Actimab-A as a monotherapy. We received agreement from the FDA for multiple revisions to the protocol for the Phase 2 portion of the clinical trial that include:

•         Removing the use of low dose cytarabine from the Phase 2 protocol;

•         Stipulating Peripheral blast burden as an inclusion criteria with 200 ML being the threshold;

•         Mandating the use of hydroxyurea in patients with peripheral blast count above 200 ML to lower their peripheral blasts below 200ML/prior to Actimab-A administration; and

•         Mandating the use of granulocyte colony-stimulating factor (GCSF) support.

In December 2017, we reported preliminary results from our Phase 2 clinical trial at the ASH Annual Meeting. We reported a 69% percent overall response rate (9 of 13 patients) at a dose level of 2.0 µCi/kg/fractionated dose. Minimal extramedullary toxicities were observed, specifically no evidence of veno-occlusive disease (“VOD”), however, in reaction to prolonged myelosuppression, we modified the dose and are now enrolling patients at 1.5 µCi/kg/fractionated dose.

Bismab-A trials and the Phase 1 Actimab-A trial were focused on relapsed, refractory and other difficult to treat acute myeloid leukemia patients. The current multicenter Phase 1/2 trial is focused on newly diagnosed AML patients who have historically had better outcomes.

Intellectual Property

We have developed or in-licensed numerous patents and patent applications and possess substantial know-how and trade secrets related to the development and manufacture of our products. As of October 12, 2017, our patent portfolio includes: 68 issued and pending patent applications, of which 11 are issued in the United States, 4 are pending in the United States, and 53 are issued internationally and pending internationally. Additionally, several non-provisional patent applications are expected to be filed in 2018 based on provisional patent applications filed in 2017. This is part of an ongoing strategy to continue to strengthen our intellectual property position. About one quarter of our patents are in-licensed from third parties and the remainder are Actinium-owned. These patents cover key areas of our business, including use of the actinium-225 and other alpha emitting isotopes attached to cancer specific carriers like monoclonal antibodies, methods for manufacturing key components of our product candidates including actinium-225, the alpha emitting radioisotope and carrier antibodies, and methods for manufacturing finished product candidates for use in cancer treatment.

We have licensed the rights to 2 issued patents in the area of drug preparation for methods of making humanized antibodies for our product Actimab-A that will expire in 2018 and 2019, respectively. We own 5 issued patents including 1 divisional patent in the United States and 32 patents outside of the United States including one divisional patent related to the manufacturing of actinium in a cyclotron that will expire in 2027. We own or have licensed the rights to 3 issued patents in the United States and 14 patents outside of the United States related to the generation of radioimmunoconjugates that will expire in 2021, 2030 and 2032 respectively. We own or have licensed the rights to use 1 issued patent, 1 pending patent and 2 provisional patents for methods of treatment with our product Actimab-A that will expire in 2019. For Iomab-B we own one pending patent for anti-CD45 immunoglobulin composition and one pending patent the administration of a conjugated antibody.

A patent whose claims address methods of treating hematopoietic malignancies with Iomab-B is pending; still, we have developed a proprietary strategy based on trade secret protection and the potential for orphan drug and data exclusivities. The BC8 antibody, cell line and related know-how has been exclusively licensed by us from the Fred Hutchinson Cancer Research Center (FHCRC) in exchange for milestone payments, royalties and research support.

Patents related to the antibody component of Actimab-A have been exclusively licensed by us from AbbVie Biotherapeutics Corp. for use with alpha-emitting radioisotopes in exchange for future development and commercialization milestones, a royalty on net sales for a period of 12.5 years from first commercial sale, a negotiation right to be our clinical and/or commercial antibody supplier, a negotiation right to co-promote Actimab-A in the United States on terms to be negotiated, and the grant-back of intellectual property (IP) rights covering improvements to the antibody for use other than with an alpha-emitting isotope. Patents covering actinium-225 conjugated to antibodies have been exclusively licensed by us from MSKCC in exchange for license fees, research support payments, development milestone payments, 2% royalties on net sales for the term of the licensed patents or, if later, 10 years from first commercial sale, and 15% of any sublicense income we may receive. We source actinium-225 under an agreement with the Oak Ridge National Laboratory (ORNL) that expires at the end of 2018. We believe, but cannot guarantee, that we will be able to renew this contract for additional annual periods.

Corporate and Other Information

We were organized in the State of Nevada in October 1997 and reorganized in the State of Delaware in March 2013. Our principal executive offices are located at 275 Madison Avenue, 7th Floor, New York, New York 10016. Our telephone number is (646) 677-3870. Our website address is www.actiniumpharma.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement or the accompanying prospectus.

Summary of the Rights Offering

Securities to be Offered

We are distributing to you, at no charge, 35,714,285 non-transferable Subscription Rights to purchase one Unit for every share of our common stock or participating warrant that you owned on the Record Date. Each Unit consists of one share of Common Stock, 0.25 Series A Warrants and 0.75 Series B Warrants.

Subscription Price	$0.70 per Unit.

Warrants

Each whole Series A Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.90 per share from the closing date through its expiration 12 months from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $0.001 per Warrant if our common stock closes above $1.80 per share for ten consecutive trading days. Each whole Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 per share from the closing date through its expiration 30 months from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We may redeem the Warrants for $0.001 per Warrant if our common stock closes above $3.30 per share for ten consecutive trading days.

Record Date	5:00 p.m., Eastern Time, February 14, 2018.

Basic Subscription Rights	Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to purchase a portion of any Units that are not purchased by our other stockholders or participating warrant holders through the exercise of their Basic Subscription Rights, subject to proration and stock ownership limitations described elsewhere in this prospectus supplement.

Expiration date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on March 2, 2018.

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps: If you are a record holder of our common stock or participating warrant holder, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on March 2, 2018. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested. If you are a beneficial owner of shares or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on March 2, 2018.

Delivery of Shares and Warrants

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Common Stock, Series A Warrants and Series B Warrants purchased pursuant to the Rights Offering. All shares and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated form, meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Transferability of Warrants	The Series A Warrants and Series B Warrants will be separately transferable following their issuance and through their expiration 12 months and 30 months, respectively, from the date of issuance.

No board recommendation

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

Use of Proceeds

Assuming that the Rights Offering is fully subscribed, after deducting fees and expenses and excluding any proceeds received upon exercise of any Series A Warrants and Series B Warrants, we estimate the net proceeds of the Rights Offering will be approximately $23 million. We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement to complete our ongoing pivotal, Phase 3 SIERRA trial for our lead product candidate Iomab-B, generate topline results and support the filing of a BLA application with the U.S. Food and Drug Administration (FDA) all of which are anticipated to be approximately $12 to 15 million. We may elect to use any additional proceeds above $15 million to fund proof-of-concept of our planned Phase 2 Actimab-MDS trial from the CD33 Program, if appropriate, as we believe this can further support its partnering strategy for the CD33 program. We will also use the proceeds to support our AWE Technology Platform, research and development and general working capital needs. See “Use of Proceeds”.

Maximum Exercise of Subscription Rights

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.9% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. In addition, to the extent that any participating warrant holder’s right to participate in this Rights Offering would result in the holder exceeding the beneficial ownership limitation set forth in the participating warrants, then the holder will not be entitled to participate in this Rights Offering

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and Termination

Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

Subscription Agent	Broadridge Corporate Issuer Solutions, Inc.

Questions	If you have any questions about the Rights Offering, please contact the Subscription and Information Agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free).

Market for common stock	Our common stock is listed on NYSE American under the symbol “ATNM.”

Dealer-Manager	Maxim Group LLC.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q or other documents filed by us with the SEC. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

Risks Related to Our Business

We have generated no revenue from commercial sales to date and our future profitability is uncertain.

We have a limited operating history and our business is subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with this development and expansion. Since we began our business, we have focused on research, development and clinical trials of product candidates, and have incurred losses since inception. As of September 30, 2017, we had an accumulated deficit of approximately $158 million. If we continue to incur operating losses and fail to become a profitable company, we may be unable to continue our operations. We expect to continue to operate at a net loss as we continue our research and development efforts, continue to conduct clinical trials and develop manufacturing, sales, marketing and distribution capabilities. There can be no assurance that the products under development by us will be approved for sale in the United States or elsewhere. Furthermore, there can be no assurance that if such products are approved they will be successfully commercialized, and the extent of our future losses and the timing of our profitability are highly uncertain.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development and you will likely lose your entire investment.

We do not currently have sufficient capital for the completion of development nor commercialization of our product candidates and we will need to continue to seek capital from time to time to continue development of our product candidates and to acquire and develop other product candidates. Our first product candidate is not expected to be commercialized, if approved, until at least 2019 and any partnering revenues that it may generate may not be sufficient to fund our ongoing operations. Our cash balance as of September 30, 2017 was approximately $20.5 million. Throughout the nine months ended September 30, 2017, we raised total net proceeds of approximately $3.8 million from the sale of our common stock through our ATM. On August 2, 2017, we completed an underwritten public offering of 21,500,000 shares of our common stock and warrants to purchase an aggregate of 18,275,000 shares of common stock at an offering price to the public of $0.75 per share. The gross proceeds from this offering were $16.1 million, before deducting underwriting discounts and commissions and other estimated offering expenses. As of November 3, 2017, we have a cash balance in excess of $20 million.

Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products, business or technologies or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment or a change in preferred cancer treatment modalities. However, we may not be able to secure funding when we need it or on favorable terms.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

If we cannot raise adequate funds to satisfy our capital requirements, we will have to delay, scale-back or eliminate our research and development activities, clinical studies or future operations. We may also be required to obtain funds through arrangements with collaborators, which arrangements may require us to relinquish rights to certain technologies or products that we otherwise would not consider relinquishing, including rights to future product candidates or certain major geographic markets. We may further have to license our technology to others.

This could result in sharing revenues which we might otherwise have retained for ourselves. Any of these actions may harm our business, financial condition and results of operations.

The amount of capital we may need depends on many factors, including the progress, timing and scope of our product development programs; the progress, timing and scope of our preclinical studies and clinical trials; the time and cost necessary to obtain regulatory approvals; the time and cost necessary to further develop manufacturing processes and arrange for contract manufacturing; our ability to enter into and maintain collaborative, licensing and other commercial relationships; and our partners’ commitment of time and resources to the development and commercialization of our products.

We have limited access to the capital markets and even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

We have limited access to the capital markets to raise capital. The capital markets have been unpredictable in the recent past for radio-immunotherapy and other oncology companies and unprofitable companies such as ours. In addition, it is generally difficult for development stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our technology licenses, results of operations, financial condition and our continued viability will be materially adversely affected.

If we fail to obtain or maintain necessary FDA approval for our radio-immunotherapy products, or if such approvals are delayed, we will be unable to commercially distribute and market our products.

Our products are subject to rigorous regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of seeking regulatory approval to market a radio-immunotherapy product is expensive and time-consuming and, notwithstanding the effort and expense incurred, approval is never guaranteed. If we are not successful in obtaining timely approval of Company products from the FDA, we may never be able to generate significant revenue and may be forced to cease operations. In particular, the FDA permits commercial distribution of a new radio-immunotherapy product only after a Biologics License Application (BLA) for the product has received FDA approval. The BLA process is costly, lengthy and inherently uncertain. Any BLA filed by us will have to be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the product for its intended use. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our product candidates, which would significantly harm our business, results of operations and prospects. In addition, even if we were to obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for our product candidates.

The approval process in the United States and in other countries could result in unexpected and significant costs for us and consume management’s time and other resources. The FDA and other foreign regulatory agencies could ask us to supplement our submissions, collect non-clinical data, conduct additional clinical trials or engage in other time-consuming actions, or it could simply deny our applications. In addition, even if we obtain approval to market our products in the United States or in other countries, the approval could be revoked, or other restrictions imposed if post-market data demonstrates safety issues or lack of effectiveness. We cannot predict with certainty how, or when, the FDA or other regulatory authorities will act. If we are unable to obtain the necessary regulatory approvals, our financial condition and cash flow may be materially adversely affected, and our ability to grow domestically and internationally may be limited. Additionally, even if we obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications that we request. The Company’s products may not be approved for the specific indications that are most necessary or desirable for successful commercialization or profitability.

Our product candidates are in the early stages of development; and we have not demonstrated that any of our products are safe and effective for any indication.

We currently have only three products in clinical development. In December 2015, the FDA cleared our IND filing for Iomab-B, and we are currently enrolling patients in the randomized, controlled, pivotal, Phase 3 clinical trial. Assuming that the trial meets its end points, it will form the basis for a BLA. Additionally, there are physician IND trials at the FHCRC that have been conducted or are currently ongoing at FHCRC with Iomab-B and the BC8 antibody we licensed. We have completed the Phase 1 portion of the Phase 1/2 multi- center trial for patient with AML with fractionated doses of Actimab-A under its own federal IND and are enrolling patients in the Phase 2 portion of the trial. In February 2017, we initiated a Phase 1 clinical trial of Actimab-M in patients with refractory multiple myeloma and we are currently enrolling patients on this trial.

We cannot predict whether we will encounter problems with any of our ongoing or planned clinical trials that will cause us or regulatory authorities to delay, suspend, or discontinue clinical trials or to delay the analysis of data from ongoing clinical trials. Any of the following could delay or disrupt the clinical development of our product candidates and potentially cause our product candidates to fail to receive regulatory approval:

•         conditions imposed on us by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

•         delays in receiving, or the inability to obtain, required approvals from institutional review boards (IRBs) or other reviewing entities at clinical sites selected for participation in our clinical trials;

•         delays in enrolling patients into clinical trials;

•         a lower than anticipated retention rate of patients in clinical trials;

•         the need to repeat or discontinue clinical trials as a result of inconclusive or negative results or unforeseen complications in testing or because the results of later trials may not confirm positive results from earlier preclinical studies or clinical trials;

•         inadequate supply, delays in distribution, deficient quality of, or inability to purchase or manufacture drug product, comparator drugs or other materials necessary to conduct our clinical trials;

•         unfavorable FDA or other foreign regulatory inspection and review of a clinical trial site or records of any clinical or preclinical investigation;

•         serious and unexpected drug-related side effects experienced by participants in our clinical trials, which may occur even if they were not observed in earlier trials or only observed in a limited number of participants;

•         a finding that the trial participants are being exposed to unacceptable health risks;

•         the placement by the FDA or a foreign regulatory authority of a clinical hold on a trial; or

•         delays in obtaining regulatory agency authorization for the conduct of our clinical trials.

We may suspend, or the FDA or other applicable regulatory authorities may require us to suspend, clinical trials of a product candidate at any time if we or they believe the patients participating in such clinical trials, or in independent third party clinical trials for drugs based on similar technologies, are being exposed to unacceptable health risks or for other reasons.

Further, individuals involved with our clinical trials may serve as consultants to us from time to time and receive stock options or cash compensation in connection with such services. If these relationships and any related compensation to the clinical investigator carrying out the study result in perceived or actual conflicts of interest, or the FDA concludes that the financial relationship may have affected interpretation of the study, the integrity of the data generated at the applicable clinical trial site may be questioned and the utility of the clinical trial itself may be jeopardized. The delay, suspension or discontinuation of any of our clinical trials, or a delay in the analysis of clinical data for our product candidates, for any of the foregoing reasons, could adversely affect our efforts to obtain regulatory approval for and to commercialize our product candidates, increase our operating expenses and have a material adverse effect on our financial results.

Clinical trials may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical trial may be suspended or terminated by us, the FDA, the IRBs at the sites where the IRBs are overseeing a trial, or a data safety monitoring board, or DSMB (Data Safety Monitoring Board), overseeing the clinical trial at issue, or other regulatory authorities due to a number of factors, including:

•         failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

•         inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•         varying interpretation of data by the FDA or similar foreign regulatory authorities;

•         failure to achieve primary or secondary endpoints or other failure to demonstrate efficacy;

•         unforeseen safety issues; or

•         lack of adequate funding to continue the clinical trial.

Additionally, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination, which may impact the cost, timing or successful completion of a clinical trial.

In addition, neither we nor any relevant collaborative partner(s) has yet undertaken any clinical assessment or investigation of Company’s radio-immunotherapy product candidates for other indications, including colon cancer or prostate cancer. Significant further investment may be required to acquire antibody rights and to undertake necessary research and continued development. Further laboratory and specific clinical testing will be required prior to regulatory approval of any product candidates. Adverse or inconclusive results from pre-clinical testing or clinical trials of product candidates may substantially delay, or halt entirely, any further development of one or more of our products. The projected timetables for continued development of the technologies and related product candidates by us may otherwise be subject to delay or suspension.

Modifications to our product candidates may require federal approvals.

The BLA application is the vehicle through which the company may formally propose that the FDA approve a new pharmaceutical for sale and marketing in the United States. Once a particular product candidate receives FDA approval, expanded uses or uses in new indications of our products may require additional human clinical trials and new regulatory approvals, including additional IND and BLA submissions and premarket approvals before we can begin clinical development, and/or prior to marketing and sales. If the FDA requires new approvals for a particular use or indication, we may be required to conduct additional clinical studies, which would require additional expenditures and harm our operating results. If the products are already being used for these new indications, we may also be subject to significant enforcement actions.

Conducting clinical trials and obtaining approvals can be a time-consuming process, and delays in obtaining required future approvals could adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our future growth.

There is no guarantee that the FDA will approve BLAs for our product candidates and failure to obtain necessary approvals for our product candidates would adversely affect our ability to grow our business.

In June 2012, we acquired rights to BC8 (Iomab), a clinical stage monoclonal antibody with safety and efficacy data in more than 300 patients in need of HSCT. Iomab-B is our product candidate that links iodine-131 to the BC8 antibody that is being studied in an ongoing Phase 3 pivotal trial. Product candidates utilizing this antibody would require BLA approval before they can be marketed in the United States. We have recently commenced the Phase 2 portion of a multi-center Phase 1/2 clinical trial for our product candidate, Actimab-A, in AML and in the future, we may submit a BLA to the FDA for approval of this product. Actimab-A consists of the anti-CD33 antibody lintuzumab linked with the isotope Ac-225. Product candidates utilizing this antibody would require BLA approval before they can be marketed in the United States. We are in the early stages of evaluating other product candidates consisting of conjugates of Ac-225 with human or humanized antibodies for pre-clinical and clinical development in other types of cancer. The FDA may not approve these products for the indications that are necessary or desirable for successful commercialization. Indeed, the FDA may fail to approve any BLA we submit for new product candidates or for new intended uses or indications for approved products or future product candidates. Failure to obtain FDA approval for our products in the proposed indications would have an adverse effect on our ability to expand our business.

Clinical trials necessary to support approval of BLAs for our product candidates will be time consuming and expensive. Delays or failures in our clinical trials may prevent us from commercializing our product candidates and will adversely affect our business, operating results and prospects and could cause us to cease operations.

Initiating and completing clinical trials necessary to support FDA approval of a BLA for Iomab-B, Actimab-A and other product candidates, is a time-consuming and expensive process, and the outcome is inherently uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product candidate we advance into clinical trials may not have favorable results in later clinical trials. We have worked with the FDA to develop a clinical trial designed to test the safety and efficacy of Iomab-B in patients with relapsed or refractory AML who are age 55 and above prior to a BMT. This trial is designed to support a BLA filing for marketing approval by the FDA, pending results from the trial. We have also worked with the FDA to develop a clinical trial designed to test the initial safety and efficacy of Actimab-A in newly diagnosed AML patients over the age of 60. Subsequent to the completion of the Phase 1 portion of the Phase 1/2 clinical trial we submitted protocol amendments to the FDA in August of 2016, which were agreed upon in September of 2016. The Phase 2 portion of the trial is now underway with the purpose of examining the use of Actimab-A in AML patients who are not eligible for approved forms of treatment with curative intent. The trial is not designed to support marketing approval for the product candidate, and one or more additional trials will have to be conducted in the future before we file a BLA. In addition, there can be no assurance that the data generated during the trial will meet our chosen safety and effectiveness endpoints or otherwise produce results that will eventually support the filing or approval of a BLA. Even if the data from this trial are favorable, these data may not be predictive of the results of any future clinical trials.

The issued patents, which are licensed by us for the HuM195 antibody, have likely expired.

The humanized antibody which we use in our Actimab-A and Actimab-M product candidates is covered by the claims of issued patents that we license from Facet Biotech Corporation, a wholly-owned subsidiary of AbbVie Laboratories. We believe the key patents related to this antibody have likely expired and are undertaking a review of the intellectual property and conducting a business analysis related to this agreement. Post patent expiration, it is generally possible that others may be eventually able to use an antibody with the same sequence, and we will then need to rely on additional patent protection covering alpha particle drug products comprising Ac-225. Any competing product based on the HuM195 antibody is likely to require several years of development before achieving our product candidate’s current status and may be subject to significant regulatory hurdles, but is nevertheless a possibility that can affect the Company’s business in the future.

In addition, because we expect that these patents will all have likely expired prior to commercialization of Actimab-A, we are undertaking a business analysis regarding the license agreement which we expect to complete by year-end and implement a strategy related to the outcome of this exercise.

Iomab-B is not patent protected.

Neither the antibody portion nor the composition of matter as a whole for the conjugated Iomab product candidate is covered by the claims of any issued or pending patents. Accordingly, there are no patents that would prevent others from using an antibody with the same antibody sequence in any drug product (e.g., those comprising I-131 or alpha particle emitters). Any competing product based on the antibody used in Iomab-B is likely to require several years of development before achieving our product candidate’s current status and may be subject to significant regulatory hurdles, but is nevertheless a possibility that could negatively impact our business in the future.

We may be unable to obtain a sufficient supply of Ac-225 medical grade isotope in order to continue clinical trials and to allow for the manufacture of commercial quantities of Actimab-A, Actimab-M and any other Ac-225 based drug candidates that we may develop.

There are limited quantities of Ac-225 available today. The existing supplier of Ac-225 to us is the ORNL, which is a science and energy national laboratory in the Department of Energy system. ORNL manufactures Ac-225 by eluting it from its supply of Thorium-229. Although this has proven to be a very reliable source of production for a number of years, it is limited by the quantity of Thorium-229 at ORNL. We believe that the current approximate maximum of Ac-225 production from this source is sufficient for approximately 1,000–2,000 patient treatments per year. Since our needs are significantly below that amount at this time, and will continue to be below that prior to commercializing a product with a potential of selling more than 2,000 patient doses per year. We believe that this supply will be sufficient for completion of clinical trials and early commercialization. To secure supplies beyond this amount, we have developed what we believe to be a scalable cost-effective process for manufacturing Ac-225 in a cyclotron at an estimated cost in excess of $5 million. This work has been conducted at Technical University Munich (TUM) in Germany. We are now in possession of preparing detailed descriptions of all the developed manufacturing procedures and securing rights to all relevant patent applications and other intellectual property. However, we do not currently have access to a commercial cyclotron capable of producing medical grade Ac-225. Although beam time on such cyclotrons is commercially available, we do not currently have a relationship with any entity that owns or controls a suitable cyclotron. We have identified possible sources and estimate that we could secure the necessary beam time when needed. Our contract for supply of this isotope from ORNL must be renewed yearly, and the current contract extends through the end of 2018. While we expect this contract will be renewed at the end of its term as it has since 2009, however, there can be no assurance that ORNL will renew the contract or that the United States Department of Energy will not change its policies that allow for the sale of isotope to us. Failure to acquire sufficient quantities of medical grade Ac-225 would make it impossible to effectively complete clinical trials and to commercialize Actimab-A, Actimab-M and any other Ac-225 based drug candidates that we may develop and would materially harm our business.

Conducting successful clinical studies may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit.

Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including the size of the patient population; the nature of the trial protocol; the availability of approved effective treatments for the relevant disease; competition from other clinical trial programs for similar indications; the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects; the availability of appropriate clinical trial investigators; support staff; and proximity of patients to clinical sites and ability to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of our product candidates or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts. Patients may also not participate in our clinical trials if they choose to participate in contemporaneous clinical trials of competitive product candidates. In addition, patients participating in refractory AML clinical trials are seriously and often terminally ill and therefore may not complete the clinical trial due to reasons including comorbid conditions or occurrence of adverse medical events related or unrelated to the investigational products, or death.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required and we may not adequately develop such protocols to support approval.

The FDA may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to our clinical trials. It may also require additional data on certain categories of patients, should it emerge during the conduct of our clinical trials that certain categories of patients are likely to be affected in different and/or additional manners than the rest of the patient population. In addition to FDA requirements, our clinical trials require the approval of the IRB at each site selected. We have submitted our clinical trial protocol for our current Actimab-A clinical trial to the IRBs at participating sites for approval and we have thus far obtained approval from ten IRBs. Our clinical trial protocols have not been rejected by any IRB to date.

FDA may take actions that would prolong, delay, suspend, or terminate clinical trials of our product candidates, which may delay or prevent us from commercializing our product candidates on a timely basis, causing us to incur additional costs and delay our receipt of any revenue from potential product sales.

There can be no assurance that the data generated in our clinical trials will be acceptable to FDA or that if future modifications during the trial are necessary, that any such modifications will be acceptable to FDA. Certain modifications to a clinical trial protocol made during the course of the clinical trial have to be submitted to the FDA. This could result in the delay or halt of a clinical trial while the modification is evaluated. In addition, depending on the quantity and nature of the changes made, FDA could take the position that some or all of the data generated by the clinical trial is not usable because the same protocol was not used throughout the trial. This might require the enrollment of additional subjects, which could result in the extension of the clinical trial and the FDA delaying approval of a product candidate. If the FDA believes that its prior approval is required for a particular modification, it can delay or halt a clinical trial while it evaluates additional information regarding the change.

Serious injury or death resulting from a failure of one of our product candidates during current or future clinical trials could also result in the FDA delaying our clinical trials or denying or delaying approval of a product candidate.

The Phase 1 portion of the ongoing Phase 1/2 clinical trial for Actimab-A was designed to establish the maximum tolerated dose of the product. As the Company expected, patients receiving highest dose of the drug administered in the trial had prolonged bone marrow suppression which could lead to fatal infections and other severe consequences. The Phase 2 clinical trial for Actimab-A was designed to determine the efficacy of the product defined as composite response rate and safety of the product.

Even though an adverse event may not be the result of our product candidate, the FDA or an IRB could delay or halt a clinical trial for an indefinite period of time while an adverse event is reviewed, and likely would do so in the event of multiple such events.

Any delay or termination of our current or future clinical trials as a result of the risks summarized above, including delays in obtaining or maintaining required approvals from IRBs, delays in patient enrollment, the failure of patients to continue to participate in a clinical trial, and delays or termination of clinical trials as a result of protocol modifications or adverse events during the trials, may cause an increase in costs and delays in the filing of any submissions with the FDA, delay the approval and commercialization of our product candidates or result in the failure of the clinical trial, which could adversely affect our business, operating results and prospects. Lengthy delays in the completion of our Actimab-A clinical trials would adversely affect our business and prospects and could cause us to cease operations.

If the third parties on which we rely to conduct our clinical trials and to assist us with pre-clinical development do not perform as contractually required or expected, or fail to comply with applicable regulations and standards, we may not be able to obtain regulatory approval for or commercialize our product candidates.

We do not have the ability to independently conduct our pre-clinical and clinical trials for our product candidates and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. Our reliance on these third parties for clinical development activities results in reduced control over these activities. Moreover, the FDA requires us to comply with regulations and standards, commonly referred to as GCPs (good clinical practices), for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. If we or any of our third-party contractors fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials complies with GCP regulations. In addition, our clinical trials must be conducted with product produced under current good manufacturing practice, or cGMP, regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

To date, we believe our consultants, contract research organizations and other similar entities with which we are working have performed well; however, if these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with applicable regulations, we may be required to replace them. Although we believe that there are a number of other third-party contractors we could engage to continue these activities, we may not be able to enter into arrangements with alternative third-party contractors or to do so on commercially reasonable terms, which may result in a delay of our planned clinical trials. Accordingly, we may be delayed in obtaining regulatory approvals for our product candidates and may be delayed in our efforts to successfully develop our product candidates.

In addition, our third-party contractors are not our employees, and except for remedies available to us under our agreements with such third-party contractors, we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, nonclinical and preclinical programs. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our product candidates on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

The future results of our current or future clinical trials may not support our product candidate claims or may result in the discovery of unexpected adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA or foreign authorities will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses. If FDA concludes that the clinical trials for Iomab-B, Actimab-A, or any other product candidate for which we might seek approval, have failed to demonstrate safety and effectiveness, we would not receive FDA approval to market that product candidate in the United States for the indications sought. In addition, such an outcome could cause us to abandon the product candidate and might delay development of others. Any delay or termination of our clinical trials will delay or preclude the filing of any submissions with the FDA and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of a product candidate’s profile. In addition, our clinical trials for Actimab-A involve a relatively small patient population. Because of the small sample size, their results may not be indicative of future results.

Our product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated.

Our product candidates are regulated by the FDA as biologic products and we intend to seek approval for these products pursuant to the BLA pathway. The Biologics Price Competition and Innovation Act of 2009, or BPCIA, created an abbreviated pathway for the approval of biosimilar and interchangeable biologic products. The abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an existing brand product. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the original branded product was approved under a BLA. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when such processes intended to implement BPCIA may be fully adopted by the FDA, any such processes could have a material adverse effect on the future commercial prospects for our biologic products.

Iomab-B, Actimab-A, Actimab-M and future product candidates may never achieve market acceptance.

Iomab-B, Actimab-A, Actimab-M and future product candidates that we may develop or gain market acceptance among physicians, patients and the medical community. The degree of market acceptance of any of product will depend on a number of factors, including the actual and perceived effectiveness and reliability of the product; the results of any long-term clinical trials relating to use of the product; the availability, relative cost and perceived advantages and disadvantages of alternative technologies; the degree to which treatments using the product are approved for reimbursement by public and private insurers; the strength of our marketing and distribution infrastructure; and the level of education and awareness among physicians and hospitals concerning the product.

Failure of Iomab-B, Actimab-A or any of our other product candidates to significantly penetrate current or new markets would negatively impact our business financial condition and results of operations.

To be commercially successful, physicians must be persuaded that using our product candidates for treatment of AML and other cancers, if approved for those indications, are effective alternatives to existing therapies and treatments.

We believe that oncologists and other physicians will not widely adopt a product candidate unless they determine, based on experience, clinical data, and published peer-reviewed journal articles, that the use of that product candidate provides an effective alternative to other means of treating specific cancers. Patient studies or clinical experience may indicate that treatment with our product candidates does not provide patients with sufficient benefits in extension of life or quality of life. We believe that recommendations and support for the use of each product candidate from influential physicians will be essential for widespread market acceptance. Our product candidates are still in the development stage and it is premature to attempt to gain support from physicians at this time. We can provide no assurance that such support will ever be obtained. If our product candidates do not receive such support from these physicians and from long-term data, physicians may not use or continue to use, and hospitals may not purchase or continue to purchase, them.

Both before and after marketing approval, our product candidates are subject to ongoing regulatory requirements and continued regulatory review, and if we fail to comply with these continuing regulatory requirements, we could be subject to a variety of sanctions and the sale of any approved products could be suspended.

Both before and after regulatory approval to market a particular product candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping related to the product are subject to extensive, ongoing regulatory requirements enforced by FDA and other similar regulatory bodies. Additionally, because our product candidates include radio-active isotopes, they will be subject to additional regulation and oversight from the United States Nuclear Regulatory Commission (NRC) and similar bodies in other jurisdictions. The FDA regulatory requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP requirements and GCP requirements for any clinical trials that we conduct post-approval. Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of the product candidate. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities could subject us to administrative or judicially imposed sanctions, including:

•         restrictions on the marketing of our products or their manufacturing processes;

•         warning letters;

•         civil or criminal penalties;

•         fines;

•         injunctions;

•         product seizures or detentions;

•         import or export bans;

•         voluntary or mandatory product recalls and related publicity requirements;

•         suspension or withdrawal of regulatory approvals;

•         total or partial suspension of production; and

•         refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

Even if regulatory approval of a product candidate is granted, such approval may be subject to limitations on the intended uses for which a product may be marketed and reduce the potential to successfully commercialize that product and generate revenue from that product. If the FDA determines that the product promotional materials, labeling, training or other marketing or educational activities constitute promotion of an unapproved use, it could request that we or our commercialization partners cease or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider such training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

Our revenue stream will depend upon third-party coverage and reimbursement of our product candidates, if approved.

The commercial success of our product candidates in both domestic and international markets will be substantially dependent on whether third-party coverage and reimbursement is available for patients that use our products. However, the availability of insurance coverage and reimbursement for newly approved cancer therapies is uncertain, and therefore, third-party coverage may be particularly difficult to obtain even if our products are approved by the FDA as safe and efficacious. Patients using existing approved therapies are generally reimbursed all or part of the product cost by Medicare or other third-party payors. Medicare, Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new drugs, and, as a result, they may not cover or provide adequate payment for these products. Submission of applications for reimbursement approval generally does not occur prior to the filing of a BLA for that product and may not be granted until many months after BLA approval. In order to obtain coverage and reimbursement for these products, we or our commercialization partners may have to agree to a net sales price lower than the net sales price we might charge in other sales channels. The continuing efforts of government and third-party payors to contain or reduce the costs of healthcare may limit our revenue. Initial dependence on the commercial success of our products may make our revenues particularly susceptible to any cost containment or reduction efforts.

We may become subject to litigation brought by third-party service providers, consultants and current or former employees.

In our normal course of business, we may enter into contracts with third-party service providers, consultants, contract research organizations, contract sales organizations, commercial partners, universities, governmental agencies, not-for-profit organizations, and employees. If we fail to satisfy the terms of these contracts or the party to the contract believes we violated or failed to satisfy the terms of an agreement, litigation or other dispute resolution, proceedings may be initiated against us.

The outcomes of litigation or other dispute resolutions initiated against us are uncertain. Litigation or other proceedings may consume a substantial portion of our financial resources and the efforts of our personnel. The party that initiates litigation against us may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial and personnel resources. Litigation may also absorb significant time of management leading to an adverse effect on company performance.

We have no manufacturing capacity and depend on third-party manufacturers to produce our pre-clinical and clinical trial drug supplies.

We do not currently operate manufacturing facilities for pre-clinical or clinical production of any of our product candidates. We lack experience in drug manufacturing, and we lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. As a result, we rely on third-party manufacturers to supply, store, and distribute pre-clinical and clinical supply of our product candidates, and plan to continue to do so for the foreseeable future. Any performance failure on the part of our existing or future manufacturers could delay clinical development or regulatory approval of our product candidates or commercialization of any approved products, producing additional losses and depriving us of potential product revenue. We are currently manufacturing the antibody HuM195, which is a component of our Actimab-A and Actimab-M drug candidates that are currently in a Phase 2 and Phase 1 clinical trial, respectively. At this time, we are undertaking release testing of a new batch of HuM195 antibody. If we are unable to successfully release the manufactured batch of the HuM195 antibody in a timely fashion we may encounter delays in our clinical trials. Inability to secure continued clinical supply of HuM195 antibody may impact our competitive position with these drug candidates as manufacturing another batch would require additional resources and time.

Our product candidates require precise, high quality manufacturing. Failure by our contract manufacturer to achieve and maintain high manufacturing standards could result in patient injury or death, product recalls or withdrawals, delays or failures in testing or delivery, cost overruns, or other problems that could seriously hurt our business. Contract manufacturers may encounter difficulties involving production yields, quality control, and quality assurance. These manufacturers are subject to ongoing periodic and unannounced inspections by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs and other applicable government regulations and corresponding foreign standards; however, we do not have control over third-party manufacturers’ compliance with these regulations and standards.

Furthermore, these third-party contractors, whether foreign or domestic, may experience regulatory compliance difficulty, mechanical shut downs, employee strikes, or any other unforeseeable acts that may delay or limit production, which could leave our commercial partners with inadequate supplies of product to sell, especially when regulatory requirements or customer demand necessitate the need for additional product supplies. Our inability to adequately establish, supervise and conduct (either ourselves or through third parties) all aspects of the formulation and manufacturing processes, and the inability of third party manufacturers to consistently supply quality product when required would have a material adverse effect on our ability to commercialize and sell our products. We have faced delays and risks associated with reliance on key third party manufacturers in the past and may be faced with such delays and risks in the future. Any future manufacturing interruptions or related supply issues could have an adverse effect on our company, including delays in clinical trials, which may result in claims by or against us or our partners for breach of contract.

If a contract manufacturer cannot perform as agreed, we may be required to replace it. We may incur added costs and delays in identifying and qualifying replacements because the FDA must approve any replacement manufacturer prior to manufacturing our product candidates. Such approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our product candidates after receipt of FDA approval.

We anticipate continued reliance on third parties for manufacturing and marketing, if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our product candidates. If we are not able to secure favorable arrangements with such third parties, our business and financial condition would be harmed, and our commercialization of any of our product candidates may be halted, delayed or made less profitable if those third parties fail to obtain such approvals, fail to provide us with sufficient quantities of product or fail to do so at acceptable quality levels or prices.

To date, our product candidates have been manufactured in small quantities for preclinical and clinical testing by third-party manufacturers. If the FDA or other regulatory agencies approve any of our product candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party specialized manufacturers to produce commercial quantities of approved products. These manufacturers may not be able to successfully increase the manufacturing capacity for any approved product in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. If third party manufacturers are unable to successfully increase the manufacturing capacity for a product candidate, or we are unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply, which in turn could have a material adverse effect on our business.

In addition, the facilities used by our contract manufacturers to manufacture our product candidates must be approved by the FDA pursuant to inspections that will be conducted after we submit a BLA to the FDA. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with cGMPs. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other regulatory authorities, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

We also intend to partner with larger pharmaceutical companies for the commercialization of any of our product candidates that are approved. In connection with our efforts to commercialize our product candidates, we will seek to secure favorable arrangements with third parties to distribute, promote, market and sell them. If we are not able to secure favorable commercial terms or arrangements with third parties for distribution, marketing, promotion and sales of our product candidates, we may have to retain promotional and marketing rights and seek to develop the commercial resources necessary to promote or co-promote or co-market certain or all of our product candidates to the appropriate channels of distribution in order to reach the specific medical market that we are targeting. We may not be able to enter into any partnering arrangements on this or any other basis. If we are not able to secure favorable partnering arrangements, or are unable to develop the appropriate resources necessary for the commercialization of our product candidates, our business and financial condition could be harmed. In addition, we will have to hire additional employees or consultants, since our current employees have limited experience in these areas. Sufficient employees with relevant skills may not be available to us. Any increase in the number of our employees would increase our expense level, and could have an adverse effect on our financial position.

In addition, we, or our potential commercial partners, may not successfully introduce our product candidates or they may not achieve acceptance by patients, health care providers and insurance companies. Further, it is possible that we may not be able to secure arrangements to manufacture, market, distribute, promote and sell our product candidates at favorable commercial terms that would permit us to make a profit. To the extent that corporate partners conduct clinical trials, we may not be able to control the design and conduct of these clinical trials.

We may have conflicts with our partners that could delay or prevent the development or commercialization of our product candidates.

We may have conflicts with our partners, such as conflicts concerning the interpretation of preclinical or clinical data, the achievement of milestones, the interpretation of contractual obligations, payments for services, development obligations or the ownership of intellectual property developed during our collaboration. If any conflicts arise with any of our partners, such partner may act in a manner that is adverse to our best interests. Any such disagreement could result in one or more of the following, each of which could delay or prevent the development or commercialization of our product candidates, and in turn prevent us from generating revenues: unwillingness on the part of a partner to pay us milestone payments or royalties we believe are due under a collaboration; uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations; unwillingness by the partner to cooperate in the development or manufacture of the product, including providing us with product data or materials; unwillingness on the part of a partner to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities; initiating litigation or alternative dispute resolution options by either party to resolve the dispute; or attempts by either party to terminate the agreement.

Upon commercialization of our product candidates, we may be dependent on third parties to market, distribute and sell them.

Our ability to generate revenues may be dependent upon the sales and marketing efforts of any future co-marketing partners and third-party distributors. At this time, we have not entered into an agreement with any commercialization partner and only plan to do so after the successful completion of Phase 2 clinical trials or prior to commercialization. If we fail to reach an agreement with any commercialization partner, or if upon reaching such an agreement that partner fails to sell a large volume of our products, it may have a negative impact on our business, financial condition and results of operations.

Our product candidates will face significant competition in the markets for them, and if they are unable to compete successfully, our business will suffer.

Our product candidates face, and will continue to face, intense competition from large pharmaceutical companies, as well as academic and research institutions. We compete in an industry that is characterized by (i) rapid technological change, (ii) evolving industry standards, (iii) emerging competition and (iv) new product introductions. Our competitors have existing products and technologies that will compete with our product candidates and technologies and may develop and commercialize additional products and technologies that will compete with our product candidates and technologies. Because several competing companies and institutions have greater financial resources than us, they may be able to (i) provide broader services and product lines, (ii) make greater investments in research and development, or R&D, and (iii) carry on broader R&D initiatives. Our competitors also have greater development capabilities than we do and have substantially greater experience in undertaking preclinical and clinical testing of product candidates, obtaining regulatory approvals, and manufacturing and marketing pharmaceutical products. They also have greater name recognition and better access to customers than us. Our chief competitors include companies such as Bayer AG, GlaxoSmithKline Plc and Spectrum Pharmaceuticals, Inc. and others.

If side effects are identified during the time our product candidates are in development or after they are approved and on the market, we may choose to or be required to perform lengthy additional clinical trials, discontinue development of the affected product candidate, change the labeling of any such products, or withdraw or recall any such products from the market, any of which would hinder or preclude our ability to generate revenues.

Undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly. Even if any of our product candidates receives marketing approval, as greater numbers of patients use a product following its approval, an increase in the incidence of side effects or the incidence of other post-approval problems that were not seen or anticipated during pre-approval clinical trials could result in a number of potentially significant negative consequences, including:

•         regulatory authorities may withdraw their approval of the product;

•         regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•         we may be required to change the way the product is administered, conduct additional clinical trials or change the labeling of the product;

•         we may elect, or we may be required, to recall or withdraw product from the market;

•         we could be sued and held liable for harm caused to patients; and

•         our reputation may suffer.

Any of these events could substantially increase the costs and expenses of developing, commercializing and marketing any such product candidates or could harm or prevent sales of any approved products.

Our business depends upon securing and protecting critical intellectual property.

Our commercial success will depend in part on our obtaining and maintaining patent, trade secret, copyright and trademark protection of our technologies in the United States and other jurisdictions, as well as successfully enforcing this intellectual property and defending this intellectual property against third-party challenges. We will only be able to protect our technologies from unauthorized use by third parties to the extent that valid and enforceable intellectual property protection, such as patents or trade secrets law, cover them. In particular, we place considerable emphasis on obtaining patent and trade secret protection for significant new technologies, products and processes. Furthermore, the degree of future protection of our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Moreover, the degree of future protection of our proprietary rights is uncertain for product candidates that are currently in the early stages of development because we cannot predict which of these product candidates will ultimately reach the commercial market or whether the commercial versions of these product candidates will incorporate proprietary technologies.

Our patent position is highly uncertain and involves complex legal and factual questions.

Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we or our licensors might not have been the first to make the inventions covered by each of our pending patent applications and issued patents; we or our licensors might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications or the pending patent applications of our licensors will result in issued patents; our issued patents and issued patents of our licensors may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We or our licensors have applied for and will continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents for medical use, manufacture, conjugation and labeling of Ac-225, the antibodies that we license from third parties, or subsequent related filings, would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical industry. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and will continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants and other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

Certain of our patent rights are licensed to us by third parties. If we fail to comply with the terms of these license agreements, our rights to those patents may be terminated, and we will be unable to conduct our business.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our manufacturing processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As the pharmaceutical industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to conduct clinical tests, manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

Our ability to protect and enforce our patents does not guarantee that we will secure the right to commercialize our patents.

A patent is a limited monopoly right conferred upon an inventor, and his successors in title, in return for the making and disclosing of a new and non-obvious invention. This monopoly is of limited duration but, while in force, allows the patent holder to prevent others from making and/or using its invention. While a patent gives the holder this right to exclude others, it is not a license to commercialize the invention where other permissions may be required for commercialization to occur. For example, a drug cannot be marketed without the appropriate authorization from the FDA, regardless of the existence of a patent covering the product. Further, the invention, even if patented itself, cannot be commercialized if it infringes the valid patent rights of another party.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

The use of hazardous materials, including radioactive and biological materials, in our research and development efforts imposes certain compliance costs on us and may subject us to liability for claims arising from the use or misuse of these materials.

Our research, development and manufacturing activities involves the controlled use of hazardous materials, including chemicals, radioactive and biological materials, such as radioactive isotopes. We are subject to federal, state, local and foreign environmental laws and regulations governing, among other matters, the handling, storage, use and disposal of these materials and some waste products. We cannot completely eliminate the risk of contamination or injury from these materials and we could be held liable for any damages that result, which could exceed our financial resources. We currently maintain insurance coverage for injuries resulting from the hazardous materials we use; however, future claims may exceed the amount of our coverage. Also, we do not have insurance coverage for pollution cleanup and removal. Currently the costs of complying with such federal, state, local and foreign environmental regulations are not significant, and consist primarily of waste disposal expenses. However, they could become expensive, and current or future environmental laws or regulations may impair our research, development, production and commercialization efforts.

We may undertake international operations, which will subject us to risks inherent with operations outside of the United States.

Although we do not have any foreign operations at this time, we intend to seek market clearances in foreign markets that we believe will generate significant opportunities. However, even with the cooperating of a commercialization partner, conducting drug development in foreign countries involves inherent risks, including, but not limited to difficulties in staffing, funding and managing foreign operations; unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; difficulties in protecting, acquiring, enforcing and litigating intellectual property rights; fluctuations in currency exchange rates; and potentially adverse tax consequences.

If we were to experience any of the difficulties listed above, or any other difficulties, any international development activities and our overall financial condition may suffer and cause us to reduce or discontinue our international development and registration efforts.

We may not be successful in hiring and retaining key employees.

Our future operations and successes depend in large part upon the continued service of key members of our senior management team whom we are highly dependent upon to manage our business. If any member of our current senior management terminates his or her employment with us, such a departure may have a material adverse effect on our business.

Our future success also depends on our ability to identify, attract, hire or engage, retain and motivate other well-qualified managerial, technical, clinical and regulatory personnel. There can be no assurance that such professionals will be available in the market, or that we will be able to retain existing professionals or meet or continue to meet their compensation requirements. Furthermore, the cost base in relation to such compensation, which may include equity compensation, may increase significantly, which could have a material adverse effect on us. Failure to establish and maintain an effective management team and work force could adversely affect our ability to operate, grow and manage our business.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

•         the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•         federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

•         the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

•         HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, which imposes certain requirements relating to the privacy, security, and transmission of individually identifiable health information;

•         the federal physician sunshine requirements under PPACA, which require certain manufacturers of drugs, devices, biologics, and medical supplies to report annually to the U.S. Department of Health and Human Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations;

•         state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it to have committed a violation. Moreover, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in government health care programs, such as Medicare and Medicaid, imprisonment, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Healthcare legislative reform measures may have a material adverse effect on our business and results of operations.

In March 2010, former President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, “PPACA”), which makes changes that are expected to significantly impact the pharmaceutical industries. One of the principal aims of the PPACA as currently enacted is to expand health insurance coverage to approximately 32 million Americans who are currently uninsured. The consequences of this significant coverage expansion on the sales of our products, once they are developed, are unknown and speculative.

The PPACA contains a number of provisions designed to generate the revenues necessary to fund the coverage expansions among other things. This includes fees and taxes on manufacturers of certain branded prescription drugs, an abbreviated pathway for approval of biosimilar products, a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases in the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and an extension of the rebate program to individuals enrolled in Medicaid managed care organizations, and a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

The PPACA provisions on comparative clinical effectiveness research extend the initiatives of the American Recovery and Reinvestment Act of 2009, also known as the stimulus package, which included $1.1 billion in funding to study the comparative effectiveness of health care treatments and strategies. This stimulus funding was designated for, among other things, conducting, supporting or synthesizing research that compares and evaluates the risks and benefits, clinical outcomes, effectiveness and appropriateness of products. The PPACA appropriates additional funding to comparative clinical effectiveness research. Although Congress has indicated that this funding is intended to improve the quality of health care, it remains unclear how the research will impact current Medicare coverage and reimbursement or how new information will influence other third-party payor policies. There is a risk that President Donald Trump’s administration could repeal or amend the PPACA, and it is uncertain what the effect of such repeal or amendments would have on our business, financial condition and results of operations.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. On August 2, 2011, former President Obama signed into law the Budget Control Act of 2011, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, which threatened to trigger the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013 and will stay in effect through 2024 unless additional Congressional action is taken. On January 2, 2013, Congress passed and former President Obama signed the American Taxpayer Relief Act of 2012 which, among other things, further reduced Medicare payments to certain providers, including physicians, hospitals and cancer treatment centers. We expect that the PPACA, as well as other federal or state health care reform measures that may be adopted in the future, could have a material adverse effect on our industry generally and our ability to successfully commercialize our products or could limit or eliminate our spending on certain development projects. The taxes imposed by the PPACA and the expansion in the government’s role in the U.S. healthcare industry may result in decreased profits to us, lower reimbursement by payors for our products, and/or reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations.

Managing our growth as we expand operations may strain our resources.

We expect to need to grow rapidly in order to support additional, larger, and potentially international, pivotal clinical trials of our product candidates, which will place a significant strain on our financial, managerial and operational resources. In order to achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Moreover, we will need to increase staffing and to train, motivate and manage our employees. All of these activities will increase our expenses and may require us to raise additional capital sooner than expected. Failure to manage growth effectively could materially harm our business, financial condition or results of operations.

We may expand our business through the acquisition of rights to new product candidates that could disrupt our business, harm our financial condition and may also dilute current stockholders’ ownership interests in our company.

Our business strategy includes expanding our products and capabilities, and we may seek acquisitions of product candidates, antibodies or technologies to do so. Acquisitions involve numerous risks, including substantial cash expenditures; potentially dilutive issuance of equity securities; incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of acquisition; difficulties in assimilating acquired technologies or the operations of the acquired companies; diverting our management’s attention away from other business concerns; risks of entering markets in which we have limited or no direct experience; and the potential loss of our key employees or key employees of the acquired companies.

We can make no assurances that any acquisition will result in short-term or long-term benefits to us. We may incorrectly judge the value or worth of an acquired product, company or business. In addition, our future success would depend in part on our ability to manage the rapid growth associated with some of these acquisitions. We cannot assure that we will be able to make the combination of our business with that of acquired products, businesses or companies work or be successful. Furthermore, the development or expansion of our business or any acquired products, business or companies may require a substantial capital investment by us. We may not have these necessary funds or they might not be available to us on acceptable terms or at all. We may also seek to raise funds by selling shares of our preferred or common stock, which could dilute each current stockholder’s ownership interest in the Company.

Risks Related to Ownership of Our Common Stock

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

We have financed our operations primarily through sales of stock and the issuance of convertible promissory notes. It is likely that during the next twelve months we will seek to raise additional capital through the sales of stock and/or issuance of convertible debentures in order to expand our level of operations to continue our research and development efforts.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth or by establishing strategic relationships with targeted customers and vendor. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Our Common Stock has been considered a Penny Stock.

During the fiscal year 2013 and through 2017 our common stock has or had been a penny stock, therefore, when our stock is considered a penny stock trading in our securities may be subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NYSE American system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our Common Stock is subject to price volatility unrelated to our operations.

The trading volume of our common stock has been and may continue to be extremely limited and sporadic. As a result of such trading activity, the quoted price for our common stock on NYSE American may not necessarily be a reliable indicator of its fair market value.

We expect the market price of our Common Stock to fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our Common Stock only if it appreciates in value.

We have never declared or paid any cash dividends on our Preferred Stock or Common Stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our Preferred Stock or Common Stock. As a result, the success of an investment in our Preferred Stock or Common Stock will depend upon any future appreciation in its value. There is no guarantee that our Preferred Stock or Common Stock will appreciate in value.

Certain provisions of our Certificate of Incorporation and Bylaws and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our stock. Among other things, the certificate of incorporation and bylaws:

•         provide that the authorized number of directors may be changed by resolution of the board of directors;

•         provide that all vacancies, including newly-created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•         divide the board of directors into three classes;

•         provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and meet specific requirements as to the form and content of a stockholder’s notice;

In addition, we are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. In addition, we will incur substantial expenses in connection with the preparation of registration statements and related documents with respect to the registration of resale of the Common Stock.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Investors could lose confidence in our financial reporting and this may decrease the trading price of our Common Stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. In future periods, we may identify deficiencies in our system of internal controls over financial reporting that may require remediation. There can be no assurances that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods. Failure to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our Common Stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock may be highly volatile and could fluctuate in response to factors such as:

•         actual or anticipated variations in our operating results;

•         announcements of developments by us or our competitors;

•         the timing of IND and/or BLA approval, the completion and/or results of our clinical trials;

•         regulatory actions regarding our products;

•         announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•         adoption of new accounting standards affecting our industry;

•         additions or departures of key personnel;

•         introduction of new products by us or our competitors;

•         sales of our Common Stock or other securities in the open market; and

•         other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and Company resources, which could harm our business and financial condition.

Risks Related to the Rights Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this Rights Offering.

Holders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of holders not participating in this offering or holders of Warrants who have not exercised them. To the extent that we determine to amend certain terms of the Rights Offering, the Subscription Rights or the Warrants, upon proper notice to holders of common stock and participating warrant holders under applicable securities laws (including among other things to increase the amount of gross proceeds to be raised in the Rights Offering, increase the amount of Units issuable in the rights offering, increase the numbers of Warrants included in each Unit, or modify the exercise price, expiration date or other terms of the Warrants), then your proportional interest in our company may be reduced even further. See “The Rights Offering — Amendment to the Terms of the Rights Offering” below.

Further, if you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution which may incur in connection with this offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Series A and Series B Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related warrants choose to sell some or all of the shares underlying the Subscription Rights or the related warrants, the resulting sales could depress the market price of our common stock.

Because the exercise of your Subscription Rights is not revocable, you could be committed to buying shares of Common Stock above the prevailing market price.

Once you exercise your Subscription Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. The market price of our shares of common stock may decline prior to the expiration of the Rights Offering or a Subscribing Rights holder may not be able to sell shares of Common Stock purchased in this offering at a price equal to or greater than the Subscription Price. Until shares of our Common Stock are delivered upon expiration of the Rights Offering, you will not be able to sell or transfer the shares of our Common Stock that you purchase in the Rights Offering. Any such delivery will occur as soon as practicable after the Rights Offering has expired, payment for the shares of Common Stock and attached Warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

Because we do not have any formal commitments from any of our stockholders to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than we currently anticipate.

We do not have any formal commitments from any of our stockholders to participate in the Rights Offering, and we cannot assure you that any of our stockholders or participating warrant holders will exercise all or any part of their Basic Subscription Rights or their Over-Subscription Privilege. If our holders subscribe for fewer shares of our common stock than we currently anticipate, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect.

The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the Common Stock and Warrants being issued as components of the Unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Common Stock and Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe.

While we are distributing to holders of our common stock one Subscription Rights for every share of common stock owned on the Record Date, we are only seeking to raise $25.0 million dollars in gross proceeds in this Rights Offering, subject to increase as described under “The Rights Offering — Limitation on the Purchase of Units” and “The Rights Offering — Amendment to the Terms of the Rights Offering” below. As a result, based on 80,072,900 shares of common stock and 21,608,333 warrants entitled to participate in the offering outstanding as of February 14, 2018, we would grant Subscription Rights to acquire 101,681,233 Units but will only accept subscriptions for 35,714,285 Units. Accordingly, sufficient Units may not be available to honor your subscription in full.

If excess Units are available after the exercise of Basic Subscription Rights, holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for an additional number of Units. Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the number of over-subscription Units to which they have subscribed.

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.9% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering.

We cannot guarantee that you will receive any or the entire amount of Units for which you subscribed. If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares and Warrants to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares and Warrants by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares and Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of a warrant providing for participation is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

Holders of our Series A Warrants and Series B Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Absence of a public trading market for the Warrants may limit your ability to resell the Warrants.

There is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed. Even if a market for the Warrants does develop, the price of the Warrants may fluctuate and liquidity may be limited. Purchasers of the Warrants may be unable to resell the Warrants or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the Warrants will depend on many factors, including:

•         our operating performance and financial condition;

•         our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the Warrants and the common stock issuable upon exercise of the Warrants;

•         the interest of securities dealers in making a market; and

•         the market for similar securities

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Series A Warrants being issued in connection with this offering become exercisable upon issuance and will expire 12 months from the date of issuance. The Series B Warrants being issued in connection with this offering become exercisable upon issuance and will expire 30 months from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The Warrants contain features that allow us to redeem the Warrants and that prohibit you from engaging in certain investment strategies. We may redeem the Series A Warrants for $0.001 per Warrant once the closing price of our common stock has equaled or exceeded $1.80 per share, subject to adjustment, for ten consecutive trading days, provided that we may not do so with not less than 30 days’ prior written notice of redemption. We may redeem the Series B Warrants for $0.001 per Warrant once the closing price of our common stock has equaled or exceeded $3.30 per share, subject to adjustment, for ten consecutive trading days, provided that we may not do so with not less than 30 days’ prior written notice of redemption. If we give notice of redemption, you will be forced to sell exercise your Warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you may be unable to benefit from owning the Warrants being redeemed. In addition, for so long as you continue to hold Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our Common Stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Warrant.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Series A Warrants and Series B Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The dealer-manager is not underwriting, nor acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC will act as dealer-manager for this Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Common Stock, Series A Warrants or Series B Warrants being issued in this offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this offering.

Special Note Regarding Forward-Looking Statements

This prospectus supplement and accompanying prospectus and the information incorporated by reference in this prospectus supplement and accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•         our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•         our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•         our ability to adequately protect our intellectual property;

•         disputes over ownership of intellectual property;

•         our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

•         the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our products are an attractive alternative to other procedures and products;

•         intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•         entry of new competitors and products and potential technological obsolescence of our products;

•         loss of a key customer or supplier;

•         adverse economic conditions;

•         adverse federal, state and local government regulation, in the United States;

•         price increases for supplies and components;

•         inability to carry out research, development and commercialization plans; and

•         loss or retirement of key executives and research scientists.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations will be met. All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement and the risk factors beginning on page S-21 of this prospectus supplement.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Use of Proceeds

Assuming that all 35,714,285 Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $23.2 million, after deducting expenses relating to this offering payable by us estimated at approximately $1.8 million, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any of the Series A Warrants and Series B Warrants.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement to complete our ongoing pivotal, Phase 3 SIERRA trial for our lead product candidate Iomab-B, generate topline results and support the filing of a BLA application with the U.S. Food and Drug Administration (FDA) all of which are anticipated to be approximately $12 to 15 million. We may elect to use any additional proceeds above $15 million to fund proof-of-concept of our planned Phase 2 Actimab-MDS trial from the CD33 Program, if appropriate, as we believe this can further support its partnering strategy for the CD33 program. We will also use the proceeds to support our AWE Technology Platform, research and development and general working capital needs. We expect to use any proceeds we receive from the exercise of Warrants for substantially the same purposes and in substantially the same manner.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•         a change in development plan or strategy;

•         the addition of new products or applications;

•         technical delays;

•         delays or difficulties with our clinical trials;

•         negative results from our clinical trials;

•         difficulty obtaining U.S. Food and Drug Administration approval;

•         failure to achieve sales as anticipated; and

•         the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

Dilution

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2017 was approximately $18.2 million, or $0.23 per share of our common stock based upon 80,025,639 shares of our common stock outstanding. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount per share of common stock paid by purchasers of Units in the Rights Offering (ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of 35,714,285 Units at the Subscription Price of $0.70 per Unit (assuming no exercise of the Warrants), and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us, our pro forma net tangible book value as of September 30, 2017 would have been approximately $41.4 million, or $0.36 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.13 per share and an immediate dilution to purchasers in the Rights Offering of $(0.34) per share. The following table illustrates this per-share dilution:

Subscription Price		$0.70
Offering price per share and related warrants contained in a Unit		$0.70
Net tangible book value per share as of September 30, 2017	$0.23
Increase in net tangible book value per share attributable to Rights Offering	$0.13
Pro forma net tangible book value per share as of September 30, 2017, after giving effect to Rights Offering		$0.36
Dilution in net tangible book value per share to purchasers in the Rights Offering		$(0.34)

The number of shares of our common stock that will be outstanding immediately after the offering is based on 80,025,639 shares outstanding as of September 30, 2017, and excludes:

•         6,156,361 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2017 under our equity incentive plans, with a weighted average exercise price of $2.62 per share;

•         6,991,975 shares of common stock available for future grants under our equity incentive plans as of September 30, 2017;

•         222,908 shares of restricted stock reserved for issuance as of September 30, 2017; and

•         27,220,388 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017, with a weighted average exercise price of $1.92 per share.

Dividend Policy

We have never declared or paid any dividends on our common stock and do not anticipate paying any in the foreseeable future. Furthermore, our Loan and Security Agreement currently prohibits our issuance of cash dividends. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

The Rights Offering

The Subscription Rights

We are distributing to the record holders of our common stock and to holders of certain of our outstanding warrants who are entitled to participate in this offering, at no charge, non-transferable Subscription Rights to purchase one Unit at a subscription price of $0.70 per Unit. Each Basic Subscription Right will entitle you to purchase one share of our Common Stock, 0.25 Series A Warrants and 0.75 Series B Warrants. Each whole Series A Warrant and whole Series B Warrant will be exercisable for one share of our common stock at an exercise price of $0.90 and $1.10 per share, respectively, from the date of issuance through the expiration 12 and 30 months, respectively, from the date of issuance. Each record holder of our common stock or participating warrants will receive one Subscription Right for every share of our common stock owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to purchase one share of our Common Stock, 0.25 Series A Warrants and 0.75 Series B Warrants. For example, if you owned 1,000 shares of common stock as of the Record Date, you will receive 1,000 Subscription Rights and will have the right to purchase 1,000 shares of our Common Stock and Series A Warrants to purchase 250 shares of our common stock and Series B Warrants to purchase 750 shares of our common stock for $0.70 per Unit, or a total payment of $700. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus supplement, we will seek to honor the Over-Subscription Requests in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro rata among the stockholders and participating warrant holders as of the record date exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those stockholders or participating warrant holders owned on the Record Date, relative to the number of shares or participating warrants owned on the Record Date by all stockholders or participating warrant holders as of the record date exercising the Over-Subscription Privilege. If this pro rata allocation results in any stockholder or participating warrant holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or deduction, with 10 business days after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all of our stockholders or participating warrant holders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

Notwithstanding the foregoing, in the event that the Rights Offering is oversubscribed, we reserve the right to increase the maximum dollar amount and number of Units issued in the Rights Offering, upon proper notice to holders of common stock and participating warrant holders, and to the public, under applicable securities laws. In that circumstance, we may issue the full aggregate amount of securities subscribed for under the Basic Subscription Right and the Over-Subscription Privilege, without reduction, for greater than $25.0 million in gross proceeds, and the proration procedures described above would no longer be applicable. In no event will we increase the number of Units to offer any securities in excess of the aggregate amounts of common stock authorized for issuance under our certificate of incorporation. See “The Rights Offering — Amendment to the Terms of the Rights Offering” below.

Our Participating Warrant Holders

On August 2, 2017, we issued common stock purchase warrants to purchase up to 18,275,000 shares of our common stock at an exercise price equal to $1.05 per share, subject to customary adjustments. These warrants, referred to as our “participating warrants,” entitle the holders to participate in this Rights Offering as if each of such participating warrants had been exercised immediately prior to the record date for the Rights Offering. As a result, holders of our participating warrants are receiving Subscription Rights for an aggregate of approximately 18,275,000 Units in connection with this Rights Offering; provided, however, to the extent that any warrant holder’s right to participate in this Rights Offering would result in the holder exceeding the beneficial ownership limitation set forth in the participating warrants, then the holder will not be entitled to participate in this Rights Offering to such extent and the portion of this Rights Offering will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the applicable beneficial ownership limitation.

On February 11, 2015, we issued common stock purchase warrants to purchase up to 3,333,333 shares of our common stock at an exercise price equal to $6.50 per share, subject to customary adjustments. These warrants, also referred to as our “participating warrants,” entitle the holders to participate in this Rights Offering as if each of such participating warrants had been exercised immediately prior to the record date for the Rights Offering. As a result, holders of our participating warrants are receiving Subscription Rights for an aggregate of approximately 3,333,333 Units in connection with this Rights Offering; provided, however, to the extent that any warrant holder’s right to participate in this Rights Offering would result in the holder exceeding the beneficial ownership limitation set forth in the participating warrants, then the holder will not be entitled to participate in this Rights Offering to such extent and the portion of this Rights Offering will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the applicable beneficial ownership limitation.

None of our other currently outstanding warrants is entitled to receive Subscription Rights in this offering.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock or participating warrant you held on the Record Date and by the extent to which other stockholders or participating warrant holders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

While we are distributing to holders of our common stock and certain participating warrants one Subscription Right for every share of common stock or participating warrant owned on the Record Date, we are only seeking to raise $25.0 million dollars in gross proceeds in this Rights Offering. As a result, based on 80,072,900 shares of common stock and 21,608,333 participating warrants outstanding as of February 14, 2018, we would grant Subscription Rights to acquire 101,681,233 Units, but will only accept subscriptions for 35,714,285 Units. Accordingly, sufficient Units may not be available to honor your subscription in full.

If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock or participating warrant holders each of those record holders owned on the Record Date, relative to the number of shares owned or participating warrants on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any recordholders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please also see the discussion under “The Rights Offering — The Subscription Rights — Over-Subscription Privilege” for a description potential proration as to the Over-Subscription Privilege.

Notwithstanding the foregoing, in the event that the Rights Offering is oversubscribed, we reserve the right to increase the maximum dollar amount and number of Units issued in the Rights Offering, upon proper notice to holders of common stock and participating warrant holders, and to the public, under applicable securities laws. In that circumstance, we may issue the full aggregate amount of securities subscribed for under the Basic Subscription Right and the Over-Subscription Privilege, without reduction, for greater than $25.0 million in gross proceeds, and the proration procedures described above would no longer be applicable. In no event will we increase the number of Units to offer any securities in excess of the aggregate amounts of common stock authorized for issuance under our certificate of incorporation. See “The Rights Offering — Amendment to the Terms of the Rights Offering” below.

In addition, unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise Subscription Rights (including Over-Subscription Privileges) to purchase Units that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of 19.9% of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this Rights Offering. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

To the extent that any participating warrant holder’s right to participate in this Rights Offering would result in the holder exceeding the beneficial ownership limitation set forth in the participating warrants, then the holder will not be entitled to participate in this Rights Offering.

Subscription Price

The Subscription Price is $0.70 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In determining the Subscription Price, the board of directors considered, among other things, the following factors:

•         our need to raise capital in the near term to continue our operations;

•         the current and historical trading prices of our common stock;

•         the price at which stockholders and participating warrant holders might be willing to participate in the Rights Offering;

•         the value of the Common Stock Stock being issued as a component of the Unit;

•         the value of the Series A Warrants and Series B Warrants being issued as a component of the Unit;

•         our need for additional capital and liquidity;

•         the cost of capital from other sources; and

•         comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders or participating warrant holders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Common Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed.

No Short-Sales

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

No Recombination

The Common Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Common Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on March 2, 2018, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock or participating warrants in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on March 2, 2018, which is the expiration date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or deduction.

Amendment to Terms of Rights Offering

We reserve the right to amend certain terms of the Rights Offering, the Subscription Rights and the Warrants, upon proper notice to holders of common stock and participating warrant holders, and to the public, under applicable securities laws, including among other things to increase the amount of gross proceeds to be raised in the Rights Offering, increase the amount of Units issuable in the rights offering, increase the numbers of Warrants included in each Unit, or modify the exercise price, expiration date or other terms of the Warrants. In the event that any such terms of the Rights Offering are materially amended, we will file with the Securities and Exchange Commission and distribute to investors an amended prospectus supplement reflecting the modified terms to provide investors with proper notice of the amendments in advance of the expiration of the Rights Offering at 5:00 p.m. on March 2, 2018, unless extended. In no event will we increase the number of Units or amend the other terms of the Rights Offering to offer any securities in excess of the aggregate amounts of common stock authorized for issuance under our certificate of incorporation.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 115,787,185 shares of common stock issued and outstanding, Series A Warrants to purchase an additional 8,928,571 shares of our common stock issued and outstanding, and Series B Warrants to purchase an additional 26,785,713 shares of our common stock issued and outstanding, based on 80,072,900 shares of our common stock outstanding as of February 14, 2018. The exact number of shares of Common Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder or participating warrant holder of record, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on March 2, 2018.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock or participating warrants that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Actinium Pharmaceuticals, Inc.” You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares of our common stock you wish to acquired pursuant to the exercise of Subscription Rights by delivering a:

•         certified or personal check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Actinium Pharmaceuticals, Inc.”;

•         U.S. Postal money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Actinium Pharmaceuticals, Inc.”; or

•         wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes for purposes of accepting subscriptions in this Rights Offering at

ABA/Routing number: 121000248

Bank: Wells Fargo

420 Montgomery Street

San Francisco, CA 94104 United States

Beneficiary Account Name: Broadridge Corporate Issuer Solutions

Account Number: 4124218686

FFC: Actinium Pharmaceuticals, Inc.

Account Number: 4399752260

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

Issuance of Common Stock Stock and Warrants

The shares of Common Stock, Series A Warrants and Series B Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock or participating warrants in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription and Information Agent

The Subscription and Information Agent for the Rights Offering is Broadridge Corporate Issuer Solutions, Inc.. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll free)	(855) 793-5068

If you deliver the Rights Certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the Information Agent as follows:

Broadridge Corporate Issuer Solutions, Inc.
(855) 793-5068 (toll free)

Warrant Agent

The warrant agent for the Warrants is Action Stock Transfer Corporation

No Fractional Shares

We will not issue fractional shares or warrants, as applicable, of Common Stock, Series A Warrants or Series B Warrants in the Rights Offering. Subscription Rights holders will only be entitled to purchase a number of Units representing a whole number of Common Stock, Series A Warrants or Series B Warrants, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a Series A Warrant and Series B Warrant.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock or participating warrants for the account of others on the Record Date, you should notify the beneficial owners of the shares or participating warrants for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock or participating warrants so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock or participating warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the Rights Offering. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Holders

We will not mail this prospectus or Rights Certificates to stockholders or participating warrant holders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign holders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, on February 27, 2018, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such holders reside and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders or participating warrant holders who exercise Subscription Rights risk investment loss on money invested. We cannot predict the price at which our shares of common stock and, if listed, the Warrants will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. We do not intend to list the Warrants on any exchange. The shares of our common stock and common stock underlying the Warrants to be issued in the Rights Offering are traded on NYSE American under the symbol “ATNM.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC is the dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Common Stock or Warrants to be issued in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Common Stock or Warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

Other Matters

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock or Warrants from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Subscription Privilege in order to comply with the securities laws of any applicable state or other jurisdiction. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or other laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the Rights Offering.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of Common Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of shares of common stock received upon exercise of a Warrant, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our common stock, the Series A Warrants or the Series B Warrants. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Common Stock, the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Series A Warrants and Series B Warrants.

This discussion is limited to holders that hold the Subscription Rights, shares of our Common Stock, participating warrants, Series A Warrants, and Series B Warrants, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•         U.S. expatriates and former citizens or long-term residents of the United States;

•         persons holding the Subscription Rights, participating warrants, shares of our Common Stock, Series A Warrants or Series B Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•         banks, insurance companies, and other financial institutions;

•         brokers, dealers or traders in securities;

•         “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•         partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•         tax-exempt organizations or governmental organizations;

•         persons deemed to sell the Subscription Rights, shares of Common Stock, or Warrants or shares of our common stock under the constructive sale provisions of the Code;

•         persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•         persons who hold or receive the Subscription Rights, shares of our Common Stock, participating warrants, Series A Warrants or Series B Warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and

•         tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, participating warrants, Subscription Rights, Common Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock received upon exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, participating warrants, Subscription Rights, Common Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

•         an individual who is a citizen or resident of the United States;

•         a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•         an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•         a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Common Stock) and the effects of the Over-Subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of common stock or participating warrants for U.S. federal income tax purposes. Section 305(a) of the Code states that a stockholder’s taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We do not believe that the receipt of Subscription Rights pursuant to the Rights Offering is a disproportionate distribution for these purposes.

Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock or participating warrants as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock or participating warrants for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing common shares and the Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable. However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value of the Common Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

While not entirely clear, it appears that a U.S. holder that receives Subscription Rights in respect of a participating warrant will be subject to tax basis rules similar to those described above for a U.S. holder that receives Subscription Rights in respect of shares of our common stock.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the new share of Common Stock and the Warrants acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of Common Stock and Warrants received upon exercise. The holding period of the Common Stock, Series A Warrants and Series B Warrants acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock or participating warrants with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold (or participating warrant previously disposed of) and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold (or participating warrant previously disposed of), and (3) the impact of such allocation on the tax basis of the shares of our Common Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock or participating warrants with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares or participating warrants previously allocated to the Subscription Rights that have expired to the existing common shares or participating warrants.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, as well as, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our common stock.A U.S. holder’s adjusted tax basis in shares of our common stock generally will equal its cost for the common stock, reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Common Stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•         fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•         furnishes an incorrect taxpayer identification number;

•         is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•         fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of our common stock, Subscription Rights, participating warrants, shares of our Common Stock or Warrants acquired upon exercise of a Subscription Right or shares of our common stock acquired upon exercise of a Warrant that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “— Tax Consequences Applicable to U.S. Holders – Receipts of Subscription Rights” above. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants into shares of our common stock. However, if a cashless exercise of a Warrant results in a taxable exchange, as described in “-Tax Considerations Applicable to U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock or Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock or Warrants unless:

•         the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•         the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•         our common stock or Warrants constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock Warrants or shares of our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Common Stock, Warrants or our shares of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock, Warrants or shares of our common stock outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Common Stock, Warrants or shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock or Warrants, or gross proceeds from the sale or other disposition of our Common Stock, Warrants or shares of our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally currently applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Common Stock, Warrants or shares of our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

Description of Securities we are Offering

In this offering, we are offering for sale an aggregate of up to 35,714,285 Units, with each Unit consisting of one share of Common Stock, 0.25 Series A Warrants and 0.75 Series B Warrants. Each whole Warrant will be exercisable for one share of our common stock. The shares of Common Stock, Series A Warrants and Series B Warrants comprising the Units will separate upon the closing of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The subscription rights will not be tradable. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to a dealer-manager agreement between us and the dealer-manager. You should review the dealer-manager agreement, and the form of Series A Warrant and Series B Warrant, each of which is being incorporated by reference as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Common Stock and the Warrants. The following brief summary of the material terms and provisions of the Common Stock, the Series A Warrants and the Series B Warrants is subject to, and qualified in its entirety by, the certificate of incorporation and the respective forms of the Warrants.

Common stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus beginning on page 12. As of February 14, 2018, we had 80,072,900 shares of our common stock outstanding. Our common stock is listed on NYSE American under the symbol “ATNM”.

Warrants

Warrants Included in Units Issuable in the Rights Offering

The Warrants to be issued as a part of this Rights Offering will be designated as our “Series A” and “Series B” warrants. These Warrants will be separately transferable following their issuance and through their expiration 12 and 30 months, respectively, from the date of issuance. The Series A Warrants will entitle the holder to purchase one share of common stock at an exercise price of $0.90 per share from the date of issuance through its expiration. The Series B Warrants will entitle the holder to purchase one share of common stock at an exercise price of $1.10 per share from the date of issuance through its expiration. The common stock underlying the Warrants, upon issuance, is traded on NYSE American under the symbol “ATNM.”

All Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record of shares or participating warrants. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Rights Offering has expired but which may occur up to five business days thereafter. At the closing of the Rights Offering, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Rights Offering.

Exercisability. Each Series A Warrant will be exercisable at any time and from time to time after the closing of the Rights Offering and will expire 12 months from the date of issuance. Each Series B Warrant will be exercisable at any time and from time to time after the closing of the Rights Offering and will expire 30 months from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise.

Exercise Price. Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $0.90 per share. Each Series B Warrant represents the right to purchase one share of common stock at an exercise price of $1.10 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Warrants, the holder may exercise the Warrants on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Limitations on Exercise: The exercise of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the warrants) more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately after giving effect to the exercise.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a Warrant upon surrender of the Warrant to us with a completed and signed assignment in the form attached to the Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Stockholder. Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights. We may redeem the Series A Warrants for $0.001 per Warrant if our common stock closes above $1.80 per share for ten consecutive trading days. We may redeem the Series B Warrants for $0.001 per Warrant if our common stock closes above $3.30 per share for ten consecutive trading days.

Amendments and Waivers. The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and Action Stock Transfer Corporation, the warrant agent.

Plan of Distribution

On or about February 15, 2018, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus supplement to the holders of our common stock or participating warrant holders on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(855) 793-5068 (toll free)	(855) 793-5068

If you have any questions, you should contact our Information Agent for the Rights Offering:

Broadridge Corporate Issuer Solutions, Inc.
(855) 793-5068 (toll free)

Other than as described in this prospectus supplement, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

Maxim Group LLC is the dealer-manager of this Rights Offering. In such capacity, such dealer-manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Common Stock or Warrants being issued in this offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to 7% of the gross proceeds received by us directly from exercises of the Subscription. We agreed to reimburse the reasonable fees and expenses (including legal fees) of Maxim Group LLC up to $85,000.

From the Record Date until 30 days after the closing of the Rights Offering, we have agreed not to issue, agree to issue or announce the issuance of any shares of common stock or common stock equivalents without the consent of the dealer-manager, subject to certain exceptions including a pre-existing agreement, equity awards, conversion of derivative securities and in connection with any acquisitions, partnerships or strategic transactions.

We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended. The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Maxim Group LLC is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by The Matt Law Firm, PLLC, Utica, New York. Certain legal matters will be passed upon for the underwriters by Lowenstein Sandler LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal years ended December 31, 2016 and 2015 have been so incorporated in reliance on the report of GBH CPAs, PC an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.actiniumpharmceuticals.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.actiniumpharmaceuticals.com.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

Incorporation of Certain Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 16, 2017;

•         Our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the Securities and Exchange Commission on May 15, 2017;

•         Our Quarterly Report on Form 10-Q for the three months ended June 30, 2017, filed with the Securities and Exchange Commission on August 4, 2017;

•         Our Quarterly Report on Form 10-Q for the three months ended September 30, 2017, filed with the Securities and Exchange Commission on November 3, 2017;

•        Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 28, 2017, May 11, 2017, May 16, 2017, June 8, 2017, June 9, 2017, June 16, 2017, July 3, 2017, July 28, 2017, December 21, 2017, January 8, 2018, February 8, 2018 and February 15, 2018, and our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 26, 2017; and

•         The description of our common stock, which is contained in our Form 8-K/A, filed with the Securities and Exchange Commission on January 28, 2013.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement). Any such request should be addressed to us at: 275 Madison Avenue, 7th Floor, New York, New York 10016, Attention: Steve O’Loughlin, Principal Financial Officer, or made by phone at (646) 677-3870. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.actinium pharmaceuticals.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

ACTINIUM PHARMACEUTICALS, INC.

$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is presently traded on the NYSE American under the symbol “ATNM.” On October 23, 2017, the last reported sale price of our common stock was $0.72 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 9 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to Actinium Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

The Company

Business Overview

We are a clinical-stage biopharmaceutical company focused on developing and commercializing targeted therapies for safer myeloablation and conditioning of the bone marrow prior to a bone marrow transplant (BMT) and for the targeting and killing of cancer cells. We are currently conducting clinical trials for our three product candidates, Iomab-B, Actimab-A and Actimab-M, as well as performing research on other potential drug candidates utilizing our proprietary alpha-particle technology platform. Our most advanced product candidate, Iomab-B, is comprised of an anti-CD45 monoclonal antibody labeled with iodine-131 (I-131). We are currently conducting a pivotal Phase 3 trial of Iomab-B for myeloablation and conditioning of the bone marrow prior to a bone marrow transplant for patients with relapsed or refractory acute myeloid leukemia (AML) age 55 and older. A bone marrow transplant is a potentially curative treatment option for patients with AML and other blood cancers including leukemias, lymphomas and multiple myeloma as well as certain blood disorders. Upon successful completion of our Phase 3 clinical trial for Iomab-B we intend to submit for marketing approval in the U.S. and European Union. Our most advanced alpha-particle based therapy, Actimab-A, is an anti-CD33 monoclonal antibody conjugated with the alpha-particle actinium-225 (Ac-225). Actimab-A is currently in a Phase 2 clinical trial for patients over the age of 60 who are newly diagnosed with AML and ineligible for standard induction chemotherapy. Actimab-M, our third product candidate, is the same anti-CD33 monoclonal antibody conjugated to Ac-225 but a different dose and dosing regimen. Actimab-M, is being studied in a Phase 1 trial for patients with refractory multiple myeloma. We expect our alpha-particle technology platform will generate additional drug candidates that we will progress in clinical trials ourselves and or out-license. We intend to develop a number of products for numerous types of cancer and derive revenue from partnering relationships worldwide and/or direct sales of our products primarily in the United States.

In December 2015, we announced that the U.S. Food and Drug Administration, or FDA, cleared our IND filing for Iomab-B. In June 2016, we announced the pivotal Phase 3 clinical trial for Iomab-B was initiated, and assuming that the trial meets its end points, it will form the basis for a Biologics Licensing Application (BLA). We established an agreement with the FDA that the path to a BLA submission would include a single, pivotal Phase 3 clinical study if it is successful. The population in this two arm, randomized, controlled, multicenter trial will be patients with relapsed or refractory AML over the age of 55. The trial size was set at 150 patients with 75 patients per arm. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least six months and the secondary endpoint will be overall survival at one year. We believe there are currently no effective treatments approved by the FDA for AML in this patient population and there is no defined standard of care. Iomab-B has completed several physicians-sponsored clinical trials examining its potential as a myeloconditioning regimen prior to BMT in various blood cancers, including the Phase 1/2 study in relapsed and/or refractory AML patients. The results of these studies in over 300 patients have demonstrated the potential of Iomab-B to create a new treatment paradigm for bone marrow transplants by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for BMT; reducing post-transplant complications; and showing a clear survival benefit including curative potential.

In September 2016, we initiated a Phase 2 clinical trial for Actimab-A. This Phase 2 clinical trial is a multicenter, open-label study that will enroll 53 patients. Patients will receive 2.0 µCi/kg/fractionated dose of Actimab-A via two injections given at day 1 and day 7. The Phase 2 trial is designed to evaluate complete response rates at up to day 42 after Actimab-A administration, including complete remission (CR), complete remission with incomplete platelet recovery (CRp) or complete remission with incomplete blood count recovery (CRi) A formal interim analysis is scheduled for 31 patients, which is expected by the end of 2017. The Phase 2 clinical trial includes peripheral blast burden as an inclusion criteria and in patients with high peripheral blast (PB) burden, the use of Hydroxyurea will be mandated with the goal of bringing peripheral blasts below 200/µL, which we identified from two previously complete Phase 1 clinical trials totaling 38 patients. In addition, the use of granulocyte colony-stimulating factors (GCSF) will be mandated. Low dose cytarabine has been eliminated from the protocol and the Phase 2 clinical trial will evaluate Actimab-A as a monotherapy. The secondary endpoint of the Phase 2 clinical trial will be overall survival.

In February 2017, we initiated a Phase 1 investigator initiated clinical trial to study Actimab-M in multiple myeloma. Multiple myeloma is a cancer of plasma cells that is currently incurable. The Phase 1 trial will enroll up to 12 patients with relapsed or refractory multiple myeloma who have positive CD33 expression. This Phase 1 study is designed as a dose escalation study intended to assess safety, establish maximum tolerable dose (MTD) and assess efficacy. Patients will be administered Actimab-M on day 1 at an initial dose of 0.5 µCi/kg and then assessed at day 42 for safety and efficacy. The dose can be increased to 1.0 µCi/kg or reduced to 0.25 µCi/kg based on safety assessment that will evaluate dose limiting toxicities (DLTs). Patients may receive up to 8 cycles of therapy but in no event will cumulative administration exceed 4.0 µCi/kg of Actimab-M.

Business Strategy

We intend to develop our most advanced clinical stage candidate, Iomab-B, through approval and if these efforts are successful, we may elect to commercialize Iomab-B on our own or with a partner in the United States and/or outside of the United States to out-license the rights to develop and commercialize the product to a strategic partner. We intend to develop Actimab-A and Actimab-M through Phase 2 proof of concept human clinical trial (a trial designed to provide data on the drug’s efficacy) and we will most likely seek to enter into strategic partnerships whereby the strategic partner(s) co-fund(s) further human clinical trials of the drug that are needed to obtain regulatory approvals for commercial sale within and outside of the United States. In parallel, we intend to identify and begin initial human trials with additional actinium-225 based product candidates in other cancer indications. We intend to retain marketing rights for our products in the United States whenever possible and out-license marketing rights to our partners for the rest of the world. We may also seek to in-license other applicable opportunities should such technology become available.

Market Opportunity

We compete in the marketplace for cancer treatments estimated to reach over $83 billion in 2016 sales, according to “The Global Use of Medicines: Outlook Through 2016 Report by the IMS Institute for Healthcare Informatics, July 2012.” While surgery, radiation and chemotherapy remain staple treatments for cancer, their use is limited by the fact that they often cause substantial damage to normal cells. On the other hand, targeted monoclonal antibody therapies exert most or all of their effect directly on cancer cells, but often lack sufficient killing power to eradicate all cancer cells with just the antibody. A new approach for treating cancer is to combine the precision of antibody-based targeting agents with the killing power of radiation or chemotherapy by attaching powerful killing agents to precise molecular carriers called monoclonal antibodies (mAb). We use mAbs labeled with radioisotopes to deliver potent doses of radiation directly to cancer cells while sparing healthy tissues. The radioisotopes we use are the alpha emitter Ac-225 and the beta emitter I-131. I-131 is among the best known and well characterized radioisotopes. It is used very successfully in treatment of papillary and follicular thyroid cancer as well as other thyroid conditions. It is also attached to a monoclonal antibody in treatment of Non-Hodgkin’s Lymphoma (“NHL”) and is also used experimentally with different carriers in other cancers. Ac-225 has many unique properties and we believe we are a leader in developing this alpha emitter for clinical applications using our proprietary alpha particle technology.

Our most advanced products are Iomab-B, I-131 labeled anti-CD45 mAb for myeloablation of relapsed or refractory AML patients pripr to a BMT and Actimab-A, Ac-225 conjugated to an anti-CD33 mAb for treatment of newly diagnosed AML, in patients ineligible for currently approved therapies. We recently began clinical development of Actimab-M, Ac-225 conjugated to an anti-CD33 mAb for the treatment of patients with refractory multiple myeloma. Iomab-B offers a potentially curative treatment for these patients, most of whom do not survive beyond one year after being diagnosed with this condition. Iomab-B has also demonstrated efficacy in BMT preparation for other blood cancer indications, including myelodysplastic syndrome (“MDS”), acute lymphoblastic leukemia (“ALL”), Hodgkin’s Lymphoma, multiple myeloma and NHL. These are all follow-on indications for which Iomab-B can be developed and it is our intention to explore these opportunities at a future date. We believe the aggregate worldwide market potential for the treatment of AML, MDS, ALL, Hodgkin’s Lymphoma, multiple myeloma and NHL is approximately $4.1 billion.

In December 2015, we announced that the FDA cleared our IND filing for Iomab-B, and that we proceeded with a pivotal, Phase 3 clinical trial. We anticipate the Phase 3, controlled, randomized, pivotal trial will complete enrollment of patients by 2018 and assuming that the trial meets its endpoints, it will form the basis for a BLA. We, in our recently approved IND filing, established an agreement with the FDA that the path to a BLA submission would include a single, pivotal Phase 3 clinical study if it is successful. The population in this two arm, randomized, controlled, multicenter trial will be refractory and relapsed AML patients over the age of 55. The trial size was set at 150 patients with 75 patients per arm. The primary endpoint in the pivotal Phase 3 trial is durable complete remission, defined as a complete remission lasting at least six months and the secondary endpoint will be overall survival at one year. There are currently no effective treatments approved by the FDA for AML in this patient population and there is no defined standard of care. Iomab-B has completed several physicians sponsored clinical trials examining its potential as a conditioning regimen prior to BMT in various blood cancers, including the Phase 1/2 clinical trial in relapsed and/or refractory AML patients. The results of these clinical trials in over 300 patients have demonstrated the potential of Iomab-B to create a new treatment paradigm for bone marrow transplants by: expanding the pool to ineligible patients who do not have any viable treatment options currently; enabling a shorter and safer preparatory interval for BMT; reducing post-transplant complications; and showing a clear survival benefit including curative potential.

Other potential product opportunities in which significant preclinical work is being undertaken include metastatic colorectal cancer, metastatic prostate cancer and antiangiogenesis which reduces the blood supply to solid tumors. We believe the worldwide market potential for the treatment of metastatic colorectal cancer is approximately $4.8 billion, and we believe the worldwide market potential for the treatment of metastatic prostate cancer is approximately $6.0 billion. We also believe the worldwide market potential for the treatment of Glioblastoma Multiforme, a potential indication based on an antiangiogenesis approach, is approximately $1.1 billion. We estimate the market potential for these indications based on company research, published rates of disease incidence and company calculations based on costs of currently used therapies.

We believe that our biggest market opportunity lies in the applicability of our alpha particle technology platform to a wide variety of cancer indications. A broad range of solid and blood borne cancers can be potentially targeted by mAbs to enable treatment with the alpha-particle technology. We believe that our alpha-particle technology could potentially be applied to mAbs that are already approved by the FDA to create more efficacious and/or safer drugs (“biobetters”).

In March 2016, the FDA granted orphan drug designation for Iomab-B and in October 2016 the European Medicines Agency (EMA) granted orphan designation in the European Union (EU) for Iomab-B. In November 2014, the FDA granted orphan-drug designation for Actimab-A and in May 2017 the EMA granted orphan designation in the EU for Actimab-A. The FDA, through its Office of Orphan Products Development, grants orphan status to drugs and biologic products that are intended for the safe and effective treatment, diagnosis, or prevention of rare diseases or disorders that affect fewer than 200,000 people in the United States. Orphan drug designation provides a drug developer with certain benefits and incentives, including a period of marketing exclusivity if regulatory approval is ultimately received for the designated indication; potential tax credits on United States clinical trials; eligibility for orphan drug grants; and waiver of certain administrative fees. The EMA, through its Committee for Orphan Medicinal Products (COMP), examines applications for orphan designation. To qualify for orphan designation, the prevalence of the condition must be less than 5 in 10,000, it must be life-threatening or chronically debilitating and there must be no satisfactory method of treating the condition. Sponsors who obtain orphan designation receive numerous incentives including protocol assistance, a reduction or waving of fees and 10 years of market exclusivity should the therapy be approved.

Clinical Trials

Iomab-B

Iomab-B is our lead product candidate currently in a pivotal Phase 3 multicenter clinical trial. It consists of the anti-CD45 monoclonal antibody BC8 and beta emitting radioisotope iodine 131 (I-131). The indication for that trial is bone marrow conditioning for BMT in patients with relapsed and refractory AML over the age of 55.

Previous Iomab-B clinical trials leading to the Phase 3 trial included:

Indications	N	Key Findings
AML, MDS, ALL (adult)	34	–7/34 patients with median disease free state (DFS) of 17 years.
		–18/34 patients in remission at day 80

AML >1st remission (adult)	23	–15/23 in remission at day 28

AML 1st remission (age 16-50)	43	–23/43 DFS from 5-16 years
		–30/43 in remission at day 28
		–33/43 in remission at day 80

High-risk MDS, advanced AML	68 in dose escalation study	–CR (complete remission) in all patients
(age 50+)	31 treated at MTD	–1 yr survival ~40% for all patients
		–1 yr survival ~45% for pts treated at MTD maximum tolerated dose)

High-risk MDS, AML (age 18–50)	14 in dose escalation	All patients achieved full donor chimerism by day 28 post-transplant

High-risk MDS, AML –haploidentical donors (adult)	8 in dose escalation	–6/8 treated patients achieved CR by day 28 –8/8 patients 100% donor chimerism by day 28

Ongoing Iomab-B clinical trials include:

Indications	Phase
Relapsed and refractory Hodgkin Lymphoma and NHL (adult)	Phase 1
Advanced AML, ALL and MDS (adult)	Phase 2
AML 1st remission (age 16-50)	Phase 2
High-risk MDS, advanced AML (age 16-50)	Phase 2

There are additional ongoing clinical trials with BC8 antibody labeled with yttrium 90 (Y-90).

Phase 3 Iomab-B clinical trial:

We obtained FDA’s comment and guidance on the Iomab-B Phase 3 clinical trial design, and the FDA identified the following design features as generally acceptable, dependent on the results of the trial:

•         Single pivotal study, pending trial results;

•         Patient population: refractory AML patients age of 55 and older, where refractory is defined as either primary failure to achieve a complete remission after 2 cycles of induction therapy; relapsed after 6 months in complete remission; second or higher relapse; or relapsed disease not responding to intensive salvage therapy;

•         Trial arms: study arm and control arm with physician’s choice of conventional care with curative intent; and

•         Trial size: 150 patients total (75 patients per arm).

Actimab-A

Actimab-A is currently in the Phase 2 portion of a multicenter Phase 1/2 clinical trial in AML. It consists of the anti-CD33 monoclonal antibody Lintuzumab and alpha emitting radioisotope actinium 225 (Ac-225). The indication in the ongoing trial is patients newly diagnosed with AML over the age of 60 that are ineligible for standard induction chemotherapy.

Previous clinical trials leading to this trial included:

•         Phase 1 clinical trial with Bismab-A, the first generation product consisting of the same anti-CD33 monoclonal antibody Lintuzumab and Bi-213 alpha emitter, a daughter of Ac-225;

•         Phase 1/2 clinical trial with Bismab-A, the first generation product consisting of the same monoclonal antibody Lintuzumab and Bi-213 alpha emitter, a daughter of Ac-225; and

•         Dose escalating pilot Phase 1 clinical trial with Actimab-A, the current product consisting of the Lintuzumab monoclonal antibody and Ac-225 alpha emitter.

Completed Actimab-A related clinical trials outcomes:

•         The Phase 2 arm of the Bismab-A drug study has shown signs of the drug’s efficacy and safety, including reduction in peripheral blast counts and complete responses in some patients. Bi-213 is a daughter, i.e., product of the degradation of Ac-225, with cancer cell killing properties similar to Ac-225 but is less potent. The Phase 1 Actimab-A trial at MSKCC with a single-dose administration of Actimab-A showed elimination of leukemia cells from blood in 67% of all evaluable patients who received a full dose and in 83% of those treated at dose levels above 0.5 microcuries per kilogram (µCi/kg), and eradication of leukemia cells in both blood and bone marrow in 20% of all evaluable patients and 25% of those treated at dose levels above 0.5 µCi/kg. Maximum tolerated single dose in this trial was established at 3 µCi/kg.

High potency means that a relatively low amount of drug is needed to produce a given effect. In preclinical and Phase 1 clinical studies, Actimab-A (225Ac-lintuzumab) has demonstrated at least 500-1000 times higher potency than the first-generation predecessor (213Bi-lintuzumab) upon which it is based. This difference is due to intrinsic physicochemical properties of Actimab-A that were first established in vitro, in which Actimab-A killed multiple cell lines at doses at least 1000 times lower (based on LD50 values) than Bismab-A analogs. Key factors in Actimab-A’s higher potency are the yield of 4 alpha-emitting isotopes per 225Ac (compared to 1 alpha decay for bismuth 213) and much longer half-life (10 day for 225Ac vs 46 minutes for 213Bi).

In preclinical animal models, doses in the nanocurie range prolonged survival. In humans, Actimab-A was previously studied in a Phase I monotherapy trial of relapsed or refractory AML patients at MSKCC. Dose levels in that study re-confirmed the substantially higher potency of Actimab-A, as compared to equivalent dosing of the first-generation Bismab-A (213Bi-lintuzumab) construct, which had nevertheless established safety and efficacy in a Phase 1/2 trial in high-risk AML with cytoreduction.

Sources: Jurcic JG. Targeted Alpha-Particle Immunotherapy with Bismuth-213 and Actinium-225 for Acute Myeloid Leukemia. J. Postgrad Med Edu Res 2013, 47(1):14-17; ; JG Jurcic et al, Phase 1 Trial of the Targeted Alpha- Particle Nano-Generator Actinium-225 (225Ac)-Lintuzumab in Acute Myeloid Leukemia (AML) J Clin Oncol 29:2011 (suppl, abstr 6516); McDevitt MR et al, “Tumor Therapy with Targeted Atomic Nanogenerators” Science 2001, 294:1537—1540; Rosenblat TL et al, “Sequential cytarabine and alpha-particle immunotherapy with bismuth- 213-lintuzumab (HuM195) for acute myeloid leukemia” Clin Cancer Res. 2010, 16(21):5303-5311; Jurcic JG et al. “Phase I Trial of the Targeted Alpha-Particle Nano-Generator Actinium-225 (225Ac)-Lintuzumab in Acute Myeloid Leukemia (AML)” Blood (ASH Meeting Abstracts) 2012.

Ongoing Actimab-A trial:

We have completed the Phase 1 portion of our first company sponsored Phase 1/2 multi-center trial with fractionated (two) doses of Actimab-A, for the treatment of patients newly diagnosed with AML over the age of 60. Actimab-A consists of an anti-CD33 monoclonal antibody (HuM195, also known as Lintuzumab) and the actinium 225 radioactive isotope attached to it. Results from the Phase 1 portion of the trial showed that 28% (5 of 18) of patients had objective responses (2CR, 1CRp and 2 CRi (complete remission with incomplete blood count recovery)) with median response duration of 9.1 months. Mean bone marrow blast reduction amongst evaluable patients (14 of 18) was 67% with 57% of patients having bone marrow blast reduction of 50% or greater and 79% (11 of 14) of patients having bone marrow blast reductions after Cycle 1 of therapy. Maximum tolerated dose (MTD) was not reached in this trial. We have elected to progress to the Phase 2 portion of the trial at 2.0 μCi/kg/fraction, the highest dose level from the Phase 1 portion of the clinical trial.

The Phase 2 portion of the trial will enroll 53 patients and will study Actimab-A as a monotherapy. We received agreement from the FDA for multiple revisions to the protocol for the Phase 2 portion of the clinical trial that include:

•         Removing the use of low dose cytarabine from the Phase 2 protocol;

•         Stipulating Peripheral blast burden as an inclusion criteria with blasts of 200/ML being the threshold;

•         Mandating the use of hydroxyurea in patients with peripheral blast count above 200/ML to lower their peripheral blasts below 200ML/prior to Actimab-A administration; and

•         Mandating the use of granulocyte colony-stimulating factor (GCSF) support.

Bismab-A trials and the Phase 1 Actimab-A trial were focused on relapsed, refractory and other difficult to treat acute myeloid leukemia patients. The current Actimab-A multicenter Phase 1/2 trial is focused on patients newly diagnosed AML who have historically had better outcomes.

Intellectual Property

We have developed or in-licensed numerous patents and patent applications and possess substantial know-how and trade secrets relating to the development and manufacturing of our products. As of October 12, 2017, our patent portfolio includes: 68 issued and pending patent applications, of which 10 are issued in the United States, 15 are pending in the United States, and 53 are issued internationally and pending internationally. Additionally, several non-provisional patent applications are expected to be filed in 2018 based on provisional patent applications filed in 2017. This is part of an ongoing strategy to continue to strengthen our intellectual property position. About one quarter of our patents are in-licensed from third parties and the remainder are Actinium owned. These patents cover key areas of our business, including use of the actinium-225 and other alpha emitting isotopes attached to cancer specific carriers like monoclonal antibodies, methods for manufacturing key components of our product candidates including actinium-225, the alpha emitting radioisotope and carrier antibodies, and methods for manufacturing finished product candidates for use in cancer treatment.

We have licensed the rights to two issued patents in the area of drug preparation for methods of making humanized antibodies for our product Actimab-A that will expire in 2018 and 2019, respectively. We own three issued patents and one pending patent in the United States and thirty-two patents outside of the United States related to the manufacturing of actinium in a cyclotron that will expire in 2027. We own or have licensed the rights to four issued patents and 1 pending patent in the United States and twenty-one patents outside of the United States related to the generation of radioimmunoconjugates that will expire in 2021, 2030 and 2032. We own or have licensed the rights to use one issued patent, one pending patent and two provisional patents for methods of treatment with our product Actimab-A that will expire in 2019. For Iomab-B we own one pending patent for anti-CD45 immunoglobulin composition and one pending patent the administration of a conjugated antibody.

A patent whose claims address methods of treating hematopoietic malignancies with Iomab-B is pending; still, we have developed a proprietary strategy based on trade secret protection and the potential for orphan drug and data exclusivities. The BC8 antibody, cell line and related know-how has been exclusively licensed by us from the Fred Hutchinson Cancer Research Center (FHCRC) in exchange for milestone payments, royalties and research support.

Patents related to the antibody component of Actimab-A have been exclusively licensed by us from AbbVie Biotherapeutics Corp. for use with alpha-emitting radioisotopes in exchange for future development and commercialization milestones, a royalty on net sales for a period of 12.5 years from first commercial sale, a negotiation right to be our clinical and/or commercial antibody supplier, a negotiation right to co-promote Actimab-A in the United States on terms to be negotiated, and the grant-back of intellectual property (IP) rights covering improvements to the antibody for use other than with an alpha-emitting isotope. Patents covering actinium-225 conjugated to antibodies have been exclusively licensed by us from MSKCC in exchange for license fees, research support payments, development milestone payments, 2% royalties on net sales for the term of the licensed patents or, if later, 10 years from first commercial sale, and 15% of any sublicense income we may receive. We source actinium-225 under an agreement with the Oak Ridge National Laboratory (ORNL) that expires at the end of 2017. We believe, but cannot guarantee, that we will be able to renew this contract for additional annual periods.

Corporate and Other Information

We were organized in the State of Nevada on October 6, 1997 and reorganized in the State of Delaware on March 20, 2013. Our principal executive offices are located at 275 Madison, 7th Floor, New York, New York 10016. Our telephone number is (646) 677-3870. Our website address is www.actiniumpharma.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, our common stock, preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, rights, purchase contracts or units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $200,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•         our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•         our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•         our ability to adequately protect our intellectual property;

•         disputes over ownership of intellectual property;

•         the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our products is an attractive alternative to other products;

•         intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•         entry of new competitors and products and potential technological obsolescence of our products;

•         loss of a key customer or supplier;

•         technical problems with our research and products and potential product liability claims;

•         adverse economic conditions;

•         adverse federal, state and local government regulation, in the United States;

•         price increases for supplies;

•         inability to carry out research, development and commercialization plans; and

•         loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 9 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including the advancement of our drug candidates in clinical trials, such as Iomab-B, Actimab-A and Actimab-M, research and development of our alpha particle technology platform, preclinical trials, and to meet working capital needs.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•         a change in development plan or strategy;

•         the addition of new products or applications;

•         technical delays;

•         delays or difficulties with our clinical trials;

•         negative results from our clinical trials;

•         difficulty obtaining U.S. Food and Drug Administration approval; and

•         the availability of other sources of cash including additional offerings, if any.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended and our bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 250,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 50,000,000 are shares of preferred stock. On October 11, 2017, there were 79,380,158 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

We also have warrants that are outstanding, which are described below.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Our common stock is listed on the NYSE American under the symbol “ATNM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•         the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•         the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•         whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•         whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•         whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•         whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•         whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•         the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•         any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

Common Stock Warrants

On December 27, 2013 and January 10, 2014, we issued common stock warrants to certain investors in a private placement of common stock and warrants (the “Common Stock Warrants”). The Common Stock Warrants have a five year term from each closing that occurred on December 27, 2013 and January 10, 2014, and are exercisable for an aggregate of up to 276,529 shares of our common stock at an initial per share exercise price of $9.00, subject to adjustments as set forth below. As of October 11, 2017 we have 193,197 shares of Common Stock Warrants outstanding. We may also call this warrant for redemption upon written notice to all warrant holders at any time the closing price of the common stock exceeds $15.00 (as may be adjusted pursuant to warrant agreement) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the shares underlying the warrants. In the 60 business days following the date the redemption notice is deemed given in accordance with the agreement, investors may choose to exercise this warrant or a portion of the warrant by paying the then applicable exercise price per share for every share exercised. Any shares not exercised on the last day of the exercise period will be redeemed by us at $0.001 per share.

The exercise prices of the Common Stock Warrants are subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

Series B Warrants

The Series B Warrants have a five year term from December 19, 2012 and are exercisable for an aggregate of up to 1,559,505 shares of our common stock at an initial per share exercise price of $2.48, subject to adjustment as set forth below. As of October 11, 2017, there were 1,317,195 warrants outstanding. These warrants have a cashless exercise provision. We also have a right of first refusal on the holder’s sale of the warrant shares. We may also call this warrant for redemption upon written notice to all warrant holders at any time the closing price of the common stock exceeds $1.50 (as may be adjusted pursuant to warrant agreement) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the shares underlying the warrants. In the 60 business days following the date the redemption notice is deemed given in accordance with the agreement, investors may choose to exercise this warrant or a portion of the warrant by paying the then applicable exercise price per share for every share exercised. Any shares not exercised on the last day of the exercise period will be redeemed by us at $0.001 per share.

The exercise price of the Series B Warrants is subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

In addition, for so long as there are any warrants outstanding, if and whenever at any time and from time to time after the warrant issue date, as applicable, we shall issue any shares of common stock for no consideration or a consideration per share less than the exercise price, as applicable, then, forthwith upon such issue or sale, the warrants shall be subject to a proportional adjustment determined by multiplying such warrant exercise price by the following fraction:

N(0) + N(1)

N(0) + N(2)

Where:

N(0) = the number of shares of common stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the issuance of such additional shares of common stock or common stock Equivalents;

N(1) = the number of shares of common stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of common stock equivalents), received or receivable by us for the total number of such additional shares of common stock so issued or deemed to be issued would purchase at the warrant exercise price, as applicable, in effect immediately prior to such issuance; and

N(2) = the number of such additional shares of common stock so issued or deemed to be issued.

Stock Offering Warrants

The Stock Offering Warrants have a term ending on January 31, 2019 and are exercisable for an aggregate of up to 2,682,155 shares of our common stock at an initial per share exercise price of $0.78, subject to adjustment as set forth below (anti-dilution). As of October 11, 2017, there were 1,239,997 warrants outstanding. These warrants have a cashless exercise provision. We also have a right of first refusal on the holder’s sale of the warrant shares.

These warrants have a cashless exercise provision. We also have a right of first refusal on the holder’s sale of the warrant shares. The exercise prices of the Stock Offering Warrants are subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

Consulting Firm Warrants

The Consulting Firm Warrants have a term ending on December 17, 2019 and are exercisable for an aggregate of up to 3,755,560 shares of the Company’s common stock. As of October 11, 2017, there were 1,502,223 warrants outstanding. These warrants may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver. These warrants have a cashless exercise provision and were issued at an initial per share exercise price of $0.001, subject to adjustment as if the Company at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination. The warrants are also subject to piggy-back registration rights.

2015 Offering Warrants

The 2015 Offering Warrants have a term ending February 11, 2019 and are exercisable for an aggregate of up to 3,333,333 shares of our common stock at $6.50 per share. As of October 11, 2017, there were 3,333,333 warrants outstanding. The exercise price and the number of warrant shares shall be adjusted from time to time if we at any time on or after the issuance date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of warrant shares will be proportionately increased. If we at any time on or after the issuance date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of warrant shares will be proportionately decreased.

If at any time prior to the expiration date we grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this warrant (without regard to any limitations on the exercise of this warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the holder exceeding the Maximum Percentage, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage (as defined in the warrant), at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

Placement Agent Warrants

We have issued three types of warrants to the Placement Agent, Placement Agent Stock Offering Warrants, Placement Agent Common Stock Warrants, and Placement Agent December 2013 Offering Warrants.

Placement Agent Stock Offering Warrants

The Placement Agent Stock Offering Warrants have a term ending on January 31, 2019 and are exercisable for an aggregate of up to 1,251,022 shares of our common stock at an initial per share exercise price of $0.78, subject to adjustment as set forth below (anti dilution). As of October 11, 2017, there were 355,293 warrants outstanding. These warrants have a cashless exercise provision. The exercise prices of the warrants are subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

Placement Agent Common Stock Warrants

The Placement Agent Common Stock Warrants have a five year term from January 28, 2013 and are exercisable for an aggregate of up to 467,845 shares of our common stock at an initial per share exercise price of $2.48, subject to adjustment as set forth below. As of October 11, 2017, there were 298,065 warrants outstanding. These warrants have a cashless exercise provision. We may also call this warrant for redemption upon written notice to all warrant holders at any time the closing price of the common stock exceeds $1.50 (as may be adjusted pursuant to warrant agreement) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the shares underlying the warrants. In the 60 business days following the date the redemption notice is deemed given in accordance with the agreement, investors may choose to exercise this warrant or a portion of the warrant by paying the then applicable exercise price per share for every share exercised. Any shares not exercised on the last day of the exercise period will be redeemed by us at $0.001 per share.

The exercise prices of the warrants are subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

In addition, for so long as there are any warrants outstanding, if and whenever at any time and from time to time after the warrant issue date, as applicable, we shall issue any shares of common stock for no consideration or a consideration per share less than the exercise price, as applicable, then, forthwith upon such issue or sale, the warrants shall be subject to a proportional adjustment determined by multiplying such warrant exercise price by the following fraction:

N(0) + N(1)

N(0) + N(2)

Where:

N(0) = the number of shares of common stock outstanding (calculated on a Fully Diluted Basis) immediately prior to the issuance of such additional shares of common stock or common stock Equivalents;

N(1) = the number of shares of common stock which the aggregate consideration, if any (including the aggregate Net Consideration Per Share with respect to the issuance of common stock equivalents), received or receivable by the Company for the total number of such additional shares of common stock so issued or deemed to be issued would purchase at the warrant exercise price, as applicable, in effect immediately prior to such issuance; and

N(2) = the number of such additional shares of common stock so issued or deemed to be issued.

Placement Agent December 2013 Offering Warrants

The Placement Agent December 2013 Offering Warrants have a five year term from January 10, 2014 and are exercisable for an aggregate of up to 138,265 shares of our common stock at an initial per share exercise price of $9.00, subject to adjustment as set forth below. As of October 11, 2017, there were 124,997 warrants outstanding. These warrants have a cashless exercise provision. We may also call this warrant for redemption upon written notice to all warrant holders at any time the closing price of the common stock exceeds $15.00 (as may be adjusted pursuant to warrant agreement) for 20 consecutive trading days, as reported by Bloomberg, provided at such time there is an effective registration statement covering the resale of the shares underlying the warrants. In the 60 business days following the date the redemption notice is deemed given in accordance with the agreement, investors may choose to exercise this warrant or a portion of the warrant by paying the then applicable exercise price per share for every share exercised. Any shares not exercised on the last day of the exercise period will be redeemed by us at $0.001 per share.

The exercise prices of the warrants are subject to adjustment upon certain events. If we at any time while the warrants remain outstanding and unexpired shall declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, or split, subdivide or combine the securities as to which purchase rights under this warrant exist into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a dividend, split or subdivision or proportionately increased in the case of a combination.

Consultant Warrants.

As of October 11, 2017, we had outstanding warrants exercisable for 507,833 shares of common stock issued to various consultants in consideration for services. The exercise prices range from $0.98 to $11.66 per share. These warrants do not have a cashless exercise provision.

2017 Warrants

In July 2017 in connection with an offering, we issued warrants to purchase 18,275,000 shares of Common Stock (the “Warrants”). The Warrants are exercisable commencing on the issuance date at an exercise price equal to $1.05 per whole share of common stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the date of issuance. These warrants do have a cashless exercise provision.

Registration Rights

On December 21, 2015, we entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Memorial Sloan Cancer Center (“MSKCC”). Under the terms of the Investor Rights Agreement, Actinium has granted MSKCC piggyback registration rights that would be triggered in the event Actinium were to engage in a public registered offering of its shares for its own account where other shareholders are participating as selling shareholders or where such public registered offering is for the account of other selling shareholders. In addition, Actinium has granted MSKCC unlimited Form S-3 registration rights with respect to its shares.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•         prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•         the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•         on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•         any merger or consolidation involving the corporation and the interested stockholder;

•         any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•         subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•         the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•         permit our board of directors to issue up to 50,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•         provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•         divide our board of directors into three classes, with each class serving staggered three-year terms, with such three year term commencing on the election of a director on and after the 2014 annual meeting;

•         do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•         provide that special meetings of our stockholders may be called only by our Chairman of the Board, board of directors, chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting; and

•         set forth an advance notice procedure with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•         the title of the series of debt securities;

•         any limit upon the aggregate principal amount that may be issued;

•         the maturity date or dates;

•         the form of the debt securities of the series;

•         the applicability of any guarantees;

•         whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•         whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•         if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•         the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•         our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•         if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•         the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•         the denominations in which we will issue the series of debt securities, if other than denominations of $1,000, and any integral multiple thereof;

•         any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•         whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•         if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•         if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•         additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•         additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•         additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•         additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•         additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•         the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•         whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•         the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•         any restrictions on transfer, sale or assignment of the debt securities of the series; and

•         any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•         if we fail to pay any installment of interest on any debt securities of that series, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•         if we fail to pay the principal of (or premium, if any) on any debt securities of that series as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•         if we fail to observe or perform any other covenant or agreement with respect to that series contained in the indenture or otherwise established with respect to that series pursuant to the indenture, other than a covenant or agreement specifically included solely for the benefit of one or more debt securities other than that series, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•         if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default described in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of (premium, if any) and accrued and unpaid interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of that series shall be automatically due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•         the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•         subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•         the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•         the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•         such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•         the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other inconsistent directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•         to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•         to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•         to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•         to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•         to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•         to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•         to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•         to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•         to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•         extending the fixed maturity of any debt securities of any series;

•         reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•         reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•         provide for payment;

•         register the transfer or exchange of debt securities of the series;

•         replace stolen, lost or mutilated debt securities of the series;

•         pay principal of and premium and interest on any debt securities of the series;

•         maintain paying agencies;

•         hold monies for payment in trust;

•         recover excess money held by the trustee;

•         compensate and indemnify the trustee; and

•         appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•         issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•         register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable (or such shorter period set forth in applicable escheat, abandoned or unclaimed property law) will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

As of October 11, 2017, there were 27,147,183 shares of common stock that may be issued upon exercise of outstanding warrants.

We may issue warrants for the purchase of debt securities, common stock or preferred stock in one or more series. We may issue warrants independently or together with debt securities, common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•         the offering price and aggregate number of warrants offered;

•         if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•         if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•         in the case of warrants to debt securities, purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•         the manner of exercise of the warrants, including any cashless exercise rights;

•         the warrant agreement under which the warrants will be issued;

•         the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•         anti-dilution provisions of the warrants, if any;

•         the terms of any rights to redeem or call the warrants;

•         any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•         the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•         the manner in which the warrant agreement and warrants may be modified;

•         the identities of the warrant agent and any calculation or other agent for the warrants;

•         federal income tax consequences of holding or exercising the warrants;

•         the terms of the securities issuable upon exercise of the warrants;

•         any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•         any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•         the date on which stockholders entitled to the rights distribution will be determined;

•         the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•         the exercise price;

•         the aggregate number of rights issued;

•         the date, if any, on and after which the rights will be separately transferable;

•         the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;

•         the conditions to the completion of the offering, if any;

•         the withdrawal, termination and cancellation rights, if any;

•         any applicable material U.S. federal income tax considerations; and

•         any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•         whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•         whether the purchase contracts are to be prepaid;

•         whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•         any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•         any applicable federal income tax considerations; and

•         whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•         the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         any unit agreement under which the units will be issued;

•         any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•         whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•         the name or names of any underwriters, if any, and if required, any dealers or agents;

•         the purchase price of the securities and the proceeds we will receive from the sale;

•         any underwriting discounts and other items constituting underwriters’ compensation;

•         any discounts or concessions allowed or re-allowed or paid to dealers; and

•         any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•         a fixed price or prices, which may be changed;

•         market prices prevailing at the time of sale, directly by us or through a designated agent;

•         prices related to such prevailing market prices; or

•         negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on a national securities exchange, such as the NYSE American or NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by The Matt Law Firm, PLLC, Utica, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 have been so incorporated in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.actiniumpharmaceuticals.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.actiniumpharmaceuticals.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on March 16, 2017;

•         Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Securities and Exchange Commission on May 15, 2017;

•         Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission on August 4, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 28, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 11, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2017;

•         Our Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on May 26, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 8, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 9, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 3, 2017;

•         Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 28, 2017;

•         The description of our common stock, which is contained in our Form 8-K/A, filed with the Securities and Exchange Commission on January 28, 2013.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 275 Madison Avenue, 7th Floor, New York, New York 10016, Attention: Steve O’Loughlin, Principal Financial Officer, or made by phone at (646) 677-3875. You may also access the documents incorporated by reference in this prospectus through our website at www.actiniumpharmceuticals.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Subscription Rights to Purchase Up to 35,714,285 Units

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Prospectus Supplement

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Dealer-Manager

Maxim Group LLP.

February 15, 2018